UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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THE BOSTON BEER COMPANY, INC.

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Dear

Fellow
Stockholder

Jim Koch

Founder, Brewer, and
Chairman of the Board

April 9, 2021

As this Proxy Statement is being sent to you, we continue to deal with the consequences of the COVID-19 pandemic. While we are optimistic that brighter days are ahead in the near future, in the interests of protecting the health and safety of our stockholder and coworker community, we have decided to hold our Annual Meeting of Stockholders virtually again in 2021. The meeting will be held at 4:00 p.m. ET on Wednesday, May 19, 2021. The link, login instructions, and meeting ground rules are provided in this Proxy Statement and will also be posted on our investor relations website at www.bostonbeer.com.

As requested elsewhere in the accompanying materials, please submit your proxy as soon as possible. We ask each of you as a Class A Stockholder to vote to elect three Class A Directors and cast an advisory vote on executive compensation. As the holder of the voting rights of the Company’s Class B Common Stock, I will elect six Class B Directors and cast a vote to ratify the selection of our independent registered public accounting firm.

As previously announced, we appointed Sam Calagione and Michael Lynton as Class B Directors on October 7, 2020. Sam and Michael have already become integral contributors to our Board. Both are candidates for reelection this year, as am I and incumbent Class B Directors Dave Burwick, Cynthia Fisher, and Julio Nemeth. Incumbent Class A Directors Meghan Joyce, Michael Spillane, and Jean-Michel Valette are also each candidates for reelection this year.

At our Annual Meeting each year, it is always a pleasure for me to share news with you about the Company and the products that we believe will support our long-term growth. More importantly, the meeting has been an opportunity for you to ask questions and express opinions about the Company, regardless of the number of shares that you own. Our plan is to continue that tradition, despite the “virtual meeting” challenges. Our hope is also to return to a traditional in-person meeting in 2022.

The Proxy Statement and Boston Beer’s Annual Report for the fiscal year ended December 26, 2020 are available at www.bostonbeer.com.

On behalf of the Board of Directors and Boston Beer’s Executive Leadership Team, I thank you for your continued confidence and support of Boston Beer and our products.

Cheers!

Jim Koch

Founder, Brewer, and Chairman of the Board

Notice of the 2021
Annual Meeting of Stockholders

Meeting Information

MAY 19, 2021,

4:00 p.m. ET

(login beginning at 3:30 p.m. ET)

www.meetingcenter.io/278874453
Password: SAM2021

To our Stockholders:

The 2021 Annual Meeting of the Stockholders (the “Annual Meeting”) of The Boston Beer Company, Inc. (“Boston Beer,” the “Company,” “we,” or “us”) will be held virtually at 4:00 p.m. ET on Wednesday, May 19, 2021.

The Class A Stockholders will meet for the following purposes:

1.	For the election of three (3) Class A Directors, each to serve for a term of one (1) year;
2.	To conduct an advisory vote regarding the compensation of our Named Executive Officers; and
3.	To consider and act upon any other business that may properly come before the meeting.

The Class B Stockholder will attend for the following purposes:

1.	For the election of six (6) Class B Directors, each to serve for a term of one (1) year;
2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2021 (“Fiscal Year 2021”); and
3.	To consider and act upon any other business that may properly come before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors fixed the close of business on March 22, 2021 as the Record Date for the meeting. Only Stockholders of Record on the Record Date are entitled to notice of and to vote at the meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

You may submit your proxy: (1) by mail using a traditional proxy card; (2) by calling the toll-free number listed on your proxy card; or (3) through the internet, as described in the enclosed materials. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be voted. This Proxy Statement and the accompanying proxy are being distributed on or about April 9, 2021.

By order of the Board of Directors,

MICHAEL G. ANDREWS

Associate General Counsel & Corporate Secretary

April 9, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 19, 2021

BY INTERNET

You may vote your shares via the internet by following the instructions provided in the Notice. To vote by the internet, go to www.envisionreports/sam and follow the steps outlined on the secured website.

BY TELEPHONE You may vote your shares by telephone by following the instructions provided in the Notice. To vote by telephone, call toll free at 1-800-652-8683.	BY MAIL If you received printed copies of the Proxy Materials, you may vote by completing, signing, and dating the Proxy Card and returning it in the prepaid envelope.

AT THE VIRTUAL
ANNUAL MEETING

You may vote at the virtual Annual Meeting by visiting www.meetingcenter.io/278874453 and following the instructions on pages 5 and 58 of this Proxy Statement. It is important to note that Beneficial Owners will need to register in order to attend the Annual Meeting.

The Notice of Annual Meeting, Proxy Statement, and the Annual Report to Stockholders (the “Proxy Materials”) are available at www.bostonbeer.com.

Login Information for the Virtual Meeting

MEETING DATE: WEDNESDAY, MAY 19, 2021

MEETING ACCESS: Virtual Stockholder Meeting, www.meetingcenter.io/278874453

This year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted online via a live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions prior to and during the meeting by visiting www.meetingcenter.io/278874453. The meeting will be open for participants to enter up to thirty minutes prior to the allotted start time. The password for the meeting, if requested, is SAM2021. There is no physical location for this year’s Annual Meeting.

Stockholders as of the close of business on the Record Date are eligible to attend the meeting. If you hold your shares through Computershare, you are a “Registered Stockholder” and should be prepared with your control number, which can be found on the proxy card, notice, or email that Computershare sent to you in April. If you hold your shares through a broker or bank, you are a “Beneficial Owner” and you must register for the meeting. The instructions and options to register for the meeting are outlined in the Frequently Asked Questions section of this Proxy Statement. The easiest option to register is to submit proof of your proxy power obtained from your broker or bank that reflects your holdings in Boston Beer, along with your name and email address, to Computershare at legalproxy@computershare.com by no later than 5:00 p.m. ET on May 13, 2020. You will receive a confirmation email from Computershare of your registration.

We will be accepting questions in advance of the meeting via the email address bod@bostonbeer.com until May 17, 2021. Additionally, questions may be posted within the virtual online platform as soon as the meeting opens – it is not necessary to wait until the start of the question and answer period to submit your questions. Our Chairman Jim Koch and the Chairs of our Audit and Nominating/ Governance Committees will be available to answer questions. A representative from Deloitte & Touche LLP will also be available to answer questions. While Mr. Koch will try to address all relevant questions, similar questions may be merged and addressed as one question. We anticipate that all Directors will be in attendance at the meeting and that we will be able to report the total number of stockholders present at the meeting.

YOUR VOTE IS IMPORTANT!

Whether or not you are able to attend our Annual Meeting, please vote as soon as reasonably possible. Under New York Stock Exchange rules, your broker will NOT be able to vote your shares unless they receive specific instructions from you. We strongly encourage you to vote.

We have been advised and a number of our stockholders have experienced that many states are strictly enforcing escheatment laws and requiring shares held in “inactive” accounts to be escheated to the state in which the stockholder was last known to reside. One way that you can ensure that your account remains “active” is to vote your shares.

We encourage you to vote via the internet or by telephone. It is convenient for you and saves the Company significant postage and processing costs. To vote via the internet, go to http://www.envisionreports/sam and follow the steps outlined on the secured website. To vote by telephone, call toll free at 1-800-652-8683.

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement, but does not contain all of the information that you should consider regarding the proposals for this Annual Meeting. We recommend that you read the entire Proxy Statement before casting your vote.

Online Availability of Proxy Materials

Your proxy is being solicited for the 2021 Annual Meeting of Stockholders of the Boston Beer Company, Inc. A Notice of the Online Availability of Proxy Materials has been mailed to all Stockholders of Record advising that they can: (1) view all Proxy Materials online; and (2) request a paper or email copy of the Proxy Materials free of charge. We encourage stockholders to access their Proxy Materials online to reduce the environmental impact and cost of our proxy solicitation.

Eligibility to Vote

Only Stockholders of Record are eligible to vote at the Annual Meeting. You can vote if you held shares of Class A or Class B Common Stock as of the close of business on Monday, March 22, 2021. Each outstanding share of Boston Beer’s Class A and Class B Common Stock entitles the stockholder to one (1) vote on each matter properly brought before the respective class.

Note Regarding Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this Proxy Statement, including but not limited to the Compensation Discussion and Analysis, or the “CD&A.” These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in our Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”). We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

2020 Business Results

The Company’s business goal is to become the leading supplier in the “High End” category by creating and offering high quality alcohol beverages. With the support of a large, well-trained sales organization and world-class brewers, we strive to achieve this goal by offering great hard seltzers, beers, and hard ciders, and increasing brand awareness through traditional media and digital advertising, point-of-sale, promotional programs, and drinker education.

Highlights of our business results for the Company’s 52-week fiscal period ended December 26, 2020 (“Fiscal Year 2020”) were as follows.

•	Depletions (sales by our wholesalers to retailers) increased by approximately 37% from the 52-week fiscal period ended December 28, 2019 (“Fiscal Year 2019”) following 22% depletions growth in 2019

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•	Net revenue of $1.74 billion, an increase of $487 million, or 39%, from Fiscal Year 2019
•	Earnings per diluted share of $15.53, an increase of $6.37 from Fiscal Year 2019
•	Shipments (our sales to our wholesalers) of approximately 7.37 million barrels, a 39% increase over Fiscal Year 2019
•	Cash and cash equivalents on hand as of the end of Fiscal Year 2020 totaled $163 million, up from $37 million as of the end of Fiscal Year 2019
•	Capital investments in Fiscal Year 2020 totaled approximately $140 million, as compared to $93 million during Fiscal Year 2019, primarily consisting of improvements to the Company’s breweries intended to increase capacity, drive efficiencies and cost reductions, and support product innovation and future growth

Voting Matters and Board Recommendations

Item #	Voting Matters	Board Recommendation
Item 1	The election of each of the three (3) nominees for Class A Director, to be decided by plurality vote of the holders of Class A Common Stock present in person or represented by proxy.	FOR each Director Nominee
Item 2	The non-binding advisory “Say-on-Pay” vote to approve the compensation of our Named Executive Officers, to be voted on by the holders of Class A Common Stock present in person or by proxy.	FOR
Item 3	The election of each of the six (6) nominees for Class B Director, to be decided by the affirmative vote of the holder of the outstanding shares of Class B Common Stock.	FOR each Director Nominee
Item 4	The ratification of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for Fiscal Year 2021, to be decided by the affirmative vote of the holder of the outstanding shares of Class B Common Stock.	FOR

Board Nominees

CLASS A DIRECTOR NOMINEES

Name	Age	Director Since	Principal Occupation	Current Committee Assignments
Meghan V. Joyce	37	2019	Chief Operating Officer of Oscar Health	NomGov (Chair), Audit
Michael Spillane	61	2016	President of Consumer Creation of Nike, Inc.	Comp (chair), NomGov
Jean-Michel Valette*	60	2003	Chairman of Sleep Number Corporation	Audit (chair), NomGov
*	Lead Director

CLASS B DIRECTOR NOMINEES

Name	Age	Director Since	Principal Occupation	Current Committee Assignments
David A. Burwick	59	2005	President and CEO of Boston Beer	-
Samuel A. Calagione, III	51	2020	Founder and Brewer of Dogfish Head Brewery	-
Cynthia A. Fisher	60	2012	Founder and Managing Director of WaterRev, LLC	-
C. James Koch	71	1995	Founder and Chairman of Boston Beer	-
Michael M. Lynton	60	2020	Chairman of Snap Inc.	Comp, NomGov
Julio N. Nemeth	60	2020	Chief Product Supply Officer of Procter & Gamble	Audit, Comp

Abbreviations: Audit=Audit Committee; Comp=Compensation Committee; NomGov=Nominating/Governance Committee

*	Lead Director

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Named Executive Officers

For Fiscal Year 2020, Boston Beer’s “Named Executive Officers,” or “NEOs,” were President and Chief Executive Officer David A. Burwick, Treasurer and Chief Financial Officer Frank H. Smalla, and the next three most-highly compensated Executive Officers, namely Chief Sales Officer John C. Geist, Chief People Officer Carolyn L. O’Boyle, and Senior Vice President, Supply Chain Quincy B. Troupe.

Executive Compensation

Boston Beer’s executive compensation program seeks to attract, develop, engage, and reward highly talented executives with an overall compensation package that affords strong performers the opportunity to earn competitive compensation over the long term through a combination of base salary, cash incentives, and equity awards. The program focuses on “pay for performance” through bonuses linked to company performance targets and equity awards with both performance-based vesting tied to volume growth and time-based vesting linked to service. We believe that executive compensation should be aligned with achieving the Company’s strategic goals and delivering strong Company performance, both in terms of growth and long-term stockholder value.

Boston Beer is dedicated to having effective corporate governance standards in place around our executive compensation program. Some highlights of those standards include:

•	Independent oversight over executive compensation by the Compensation Committee;
•	Competitive benchmarking of executive compensation against a peer group;
•	Bonus program for Executive Officers based primarily on Company performance (depletions growth, EBIT, and cost savings);
•	Long-term equity program with a mix of performance and time-based vesting criteria;
•	Annual advisory Say-on-Pay vote;
•	Policy banning hedging and pledging of stock by Directors, Officers, and other designated employees; and
•	Robust equity ownership guidelines applicable to our Chairman and CEO.

2020 Compensation of President & CEO David A. Burwick

Mr. Burwick’s compensation in 2020 included a base salary, a performance-based bonus awarded pursuant to the Company’s bonus program, and annual equity grants awarded pursuant to the Company’s long-term equity program. Approximately 62% of Mr. Burwick’s total 2020 compensation was performance-based. The mix of his total compensation for 2020 is set forth below:

President & CEO David A. Burwick

2020 Total Compensation Mix

Base Salary Received	$790,327
Performance Bonus Earned	$1,975,817
March 1, 2020 Stock Option Award	$999,897
March 1, 2020 Restricted Stock Unit Award	$999,650
Other Compensation	$12,698
TOTAL	$4,778,389

Each of the categories of Mr. Burwick’s compensation mix are described in detail in the Compensation Discussion and Analysis, or “CD&A,” section of this Proxy Statement under the heading “Compensation of David A. Burwick, President & Chief Executive Officer.” Included in that discussion are the establishment of Mr. Burwick’s base salary, the attainment of his performance bonus, and the grant of his equity awards, all of which were approved by the Compensation Committee and the full Board of Directors.

Mr.  Burwick’s compensation in 2020 was consistent with his January 23, 2018 offer letter and the structure of his compensation was consistent with that of our other Named Executive Officers. The Compensation Committee also believes that Mr.  Burwick’s compensation package is structured in a way that provides him with appropriate incentives and rewards for superior performance and increasing stockholder value. As reported in our Current Report on Form 8-K (“Form 8-K”) filed with the SEC on February 12, 2021, in late 2020 the Compensation Committee, with guidance from an independent executive compensation consulting firm, determined that Mr. Burwick’s total target compensation was below the market median total target compensation for chief executive officers at similarly-sized companies. As such, the Committee approved certain changes to Mr. Burwick’s compensation structure in 2021, all of which are outlined in the February 12, 2021 Form 8-K.

Mr.  Burwick’s compensation was a topic of discussion with stockholders following our 2020 non-binding Say-on-Pay resolution, which received a favorable vote of 96.8% of the votes cast. Our stockholder outreach and engagement efforts prior to and following that result are discussed in detail under the heading “Stockholder Engagement” below.

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Other Named Executive Officer 2020 Compensation Mix

The mix of 2020 compensation of our other Named Executive Officers was also consistent with the goals of our executive compensation program. For example, as shown in the adjacent chart, variable compensation, in the form of equity awards and performance-based bonuses, provided approximately 86% of the total compensation, in the aggregate, of our other Named Executive Officers.

The actual compensation paid to each of our Named Executive Officers in 2020 is discussed in the CD&A. Of the total compensation of our other Named Executive Officers for 2020, salary constituted 10% to 19%, bonuses earned (paid in 2021 based on 2020 performance) constituted 18% to 28%, and equity compensation constituted 52% to 69%.

Nominees for Board of Directors

Our Board of Directors has recently undergone a number of changes. Former President & CEO Martin F. Roper stepped down as a Class B Director on April 2, 2018, reducing the number of Directors from eight to seven. In January 2019, the death of Director Gregg A. Tanner created a Class A Director vacancy and the number of incumbent Directors was further reduced to six. In March 2019, the Nominating/Governance Committee filled the Class A Director vacancy by appointing Ms. Joyce to the Board. She was then reelected as a Class A Director in May 2019. In January 2020, the Board of Directors filled the Class B vacancy by appointing Mr. Nemeth to the Board. He was then reelected as a Class A Director in May 2020. David P. Fialkow opted not to stand for reelection at the 2020 Annual Meeting of Stockholders, which created a Class B vacancy on the Board. At that time, the Board formally nominated Mr. Calagione for election as a Class B Director, as contemplated in his July 3, 2019 Employment Agreement. However, as a non-independent Director, Mr. Calagione agreed to defer his election to the Board until the vacancy created by Mr. Fialkow’s decision was filled, in order for the Company to comply with the independence requirements of the New York Stock Exchange (“NYSE”). Consistent with the foregoing, at that time the Board also fixed the number of Directors at nine, increasing the number of Class B Directors from five to six. As reported in a Form 8-K filed with the SEC on October 7, 2020, the Board, acting in accordance with its authority under the Company’s By-Laws, appointed Mr. Lynton and Mr. Calagione to serve until the close of the 2021 Annual Meeting as Class B Directors of the Company, effective as of October 7, 2020.

The nominees for election to our Board of Directors at the Annual Meeting are identified below. They are being nominated as Class A or Class B Directors, as noted, to serve for a one-year term ending at the close of the 2022 Annual Meeting. Each has been nominated in accordance with our Articles of Organization, By-Laws, and Corporate Governance Guidelines. The composition of the proposed Board meets the independence requirements of the NYSE. As discussed in more detail below, each nominee has extensive business and senior management experience, and together they collectively represent a group of individuals with diverse skills and experience in the areas that we consider to be the most critical to our business, including the alcohol beverage industry, marketing and brand development, operations and supply chain management, finance, sales, corporate governance, entrepreneurship, and general enterprise management.

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Nominees for Class A Director

We recommend that the Class A Stockholders vote “FOR ALL” nominees.

MEGHAN V. JOYCE

Age 37

Director since: 2019

INDEPENDENT CLASS A DIRECTOR NOMINEE

Ms. Joyce is Chief Operating Officer and EVP of Platform for Oscar Health (NYSE: OSCR), a technology-focused health insurance company based in New York, New York, a position she has held since September 2019. In this role, she oversees Oscar’s operations, technology, marketing, and clinical operations, as well as its technology and services solutions. Prior to that, she worked for Uber Technologies, Inc., a tech company headquartered in San Francisco, from 2013 to 2019. From 2017 to 2019, she served as Regional General Manager for Uber US & Canada Cities, responsible for business outcomes and rider and driver experience in communities across the US & Canada. Ms. Joyce served as Uber’s East Coast General Manager from 2015 to 2017 and Boston General Manager from 2013 to 2015. Prior to that, she served as a Senior Policy Advisor for the United States Department of the Treasury in Washington, D.C. from 2011 to 2012. Ms. Joyce previously worked as an investor for Bain Capital and a consultant for Bain & Company.

Committees: Nominating/Governance Committee (Chair), Audit Committee

Other Public Company Directorships: None

Specific qualifications and experience of particular relevance to Boston Beer

Ms. Joyce has extensive experience in business strategy, managing growth, financial modeling, modern consumer recruitment and engagement, digital marketing and implementation of new technologies, and management and retention of diverse employee groups. She was appointed Chair of our Nominating/Governance Committee in May 2020 after having served on the committee since May 2019. She has served on the Audit Committee since May 2019 and served on the Compensation Committee from May 2019 to May 2020.

MICHAEL SPILLANE

Age 61

Director since: 2016

INDEPENDENT CLASS A DIRECTOR NOMINEE

Mr. Spillane currently serves as President of Consumer Creation at Nike, Inc. (NYSE: NKE), a publicly-traded manufacturer and marketer of athletic footwear, apparel, and equipment, a position he has held since May 2020. Prior to that, Mr. Spillane held a variety of roles with Nike dating back to May 2007, including President of Categories and Product from May 2017 to May 2020, President of Product and Merchandising from April 2016 to May 2017, Vice President and General Manager of Global Footwear from May 2015 to April 2016, and General Manager and Vice President, Greater China from May 2013 to May 2015. From June 2011 to May 2013, he held the position of Chief Executive Officer at Umbro International, a Nike subsidiary based in England. From September 2009 to June 2011, Mr. Spillane was the Chief Executive Officer of Converse, a Nike subsidiary based in Massachusetts. From 2007 to 2009, he held the position of President, North America and Global Product at Nike. Prior to joining Nike, Mr. Spillane held senior management roles at various apparel and textile companies, including Malden Mills, Tommy Hilfiger USA, Jockey International, and Missbrenner, Inc.

Committees: Compensation Committee (Chair), Nominating/Governance Committee

Other Public Company Directorships: None

Specific qualifications and experience of particular relevance to Boston Beer

Mr. Spillane has extensive experience in the marketing of consumer goods, including digital marketing, social media, consumer insight, planning, and merchandising. He also has significant senior corporate governance experience at consumer goods companies, both public and private. He has served as Chair of our Compensation Committee since May 2016 and as a member of our Nominating/Governance Committee since May 2018.

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JEAN-MICHEL VALETTE

Age 60

Director since: 2003; Lead Director since 2013

INDEPENDENT CLASS A DIRECTOR NOMINEE

Mr. Valette currently serves as an independent advisor to select branded consumer companies. He has been a Class B director since May 2003. He is also Chairman of the Board of Sleep Number Corporation (NASDAQ: SNBR), a Minneapolis-based sleep technology company. Additionally, he is a director and Audit Committee chairman of Intertek Group plc (LSE: INTK), a publicly-traded global quality assurance and testing company active across a broad range of sectors and geographies, based in London, England. Until November 2012, he was Chairman of the Board and a member of the Audit and Nominating/Governance Committees of Peet’s Coffee & Tea Inc., a California-based specialty coffee company. Peet’s went private in 2012; since that time Mr. Valette has served as a Director and Chairman of its Audit and Valuation Committees. Peet’s parent company, JDE Peet’s N.V., went public in May 2020; Mr. Valette does not serve on that Board. Until October 2006, he was also Chairman of Robert Mondavi Winery, a California wine company. Prior to assuming that position, he had served as President and Managing Director of Robert Mondavi Winery from October 2004 to January 2005.

Committees: Audit Committee (Chair), Compensation Committee

Other Public Company Directorships: Sleep Number Corporation, Intertek Group plc

Specific qualifications and experience of particular relevance to Boston Beer

Mr. Valette has more than thirty years of experience in management, public company corporate governance, strategic planning, and finance, with extensive experience in the alcohol beverage industry. He also serves as a director of several private companies. Mr. Valette has served on our Nominating/Governance Committee since May 2004. He has also served as a member of our Audit Committee since May 2003, and the Committee’s Chair since January 2019. He served on our Compensation Committee from May 2018 to May 2020. He was named Boston Beer’s Lead Director in May 2013.

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Nominees for Class B Director

DAVID A. BURWICK

Age 59

Director since: 2005

CLASS B DIRECTOR NOMINEE

Mr. Burwick has served on Boston Beer’s Board of Directors since May 2005 and was appointed President and Chief Executive Officer in April 2018. Prior to that, he served as President and Chief Executive Officer of Peet’s Coffee & Tea, Inc., a specialty coffee and tea company based in Emeryville, California, since December 2012. From April 2010 to December 2012, Mr. Burwick served as President, North America of WW International, Inc., formerly Weight Watchers International, Inc., a leading provider of weight management services based in New York City. Prior to that, Mr. Burwick held numerous positions with PepsiCo, Inc., headquartered in Purchase, New York, including Chief Marketing Officer, PepsiCo Americas Beverages from August 2008 to August 2009; Executive Vice President, Marketing, Sales and R&D, PepsiCo International from April 2008 to July 2008; President, Pepsi-QTG Canada from January 2006 to March 2008; Chief Marketing Officer, Pepsi-Cola North America from June 2002 to December 2005; and various marketing roles from 1989 to 2002.

Committees: None

Other Public Company Directorships: None

Specific qualifications and experience of particular relevance to Boston Beer

Mr. Burwick has extensive experience leading consumer products organizations. His significant experience in the beverage industry has also been integral in helping shape our overall brand development strategies during his time on the Company’s Board of Directors. Prior to accepting the position of President and Chief Executive Officer in April 2018, he served on our Compensation Committee since May 2005, including as Chair from May 2006 to May 2013, and on our Nominating/Governance Committee since May 2005, including as Chair since May 2013.

SAMUEL A. CALAGIONE, III

Age 51

Director since: 2020

CLASS B DIRECTOR NOMINEE

Mr. Calagione is Founder and Brewer of Dogfish Head Brewery with overall responsibility for managing the Dogfish Head brand and providing insight into all of the company’s brands. He founded Dogfish Head with his wife Mariah Calagione in June 1995 and served as CEO until the merger with Boston Beer in July 2019. He joined the Company’s Board of Directors in October 2020. His innovative style has earned him a James Beard Award for Outstanding Wine, Spirits, or Beer Professional and a reputation as one of the country’s most adventurous brewers; he has been featured in The Wall Street Journal, USA Today, People, Forbes, Bon Appetit, and many other magazines and newspapers. He is also the author of five books, including Brewing Up a Business (2011), Off-Centered Leadership (2016), and The Dogfish Head Book: 25 Off-Centered Years (2021).

Committees: None

Other Public Company Directorships: None

Specific qualifications and experience of particular relevance to Boston Beer

During his twenty-five years at the helm of Dogfish Head, he grew the company from a small brewpub in Rehoboth, Delaware to an award-winning nationally-recognized brand and destination. Mr. Calagione’s skills in brewing, innovation, marketing, consumer engagement, media relations, management, distributor relations, and entrepreneurship are an invaluable asset to Boston Beer’s leadership team and the Board.

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CYNTHIA A. FISHER

Age 60

Director since: 2012

CLASS B DIRECTOR NOMINEE

In 2011, Ms. Fisher founded WaterRev, LLC, an investment company located in Newton, Massachusetts, focused on innovative technology companies that enable sustainable practices of water use. She is an independent investor and consults to corporate boards and executive management teams. She also serves on the Board of Directors of Easterly Government Properties, Inc. (NYSE: DEA), a publicly-held real estate investment trust based in Washington, D.C. In 1992, Ms. Fisher founded ViaCord, Inc., a cord blood stem cell banking company, and served as its Founder, Chairman, and CEO from 1993 to 2000. In 2000, she co-founded ViaCell, Inc., a cellular medicines company, and served as President and on the Board of Directors. ViaCell, the successor to ViaCord, went public in 2005 and was subsequently sold to PerkinElmer in 2007.

Committees: None

Other Public Company Directorships: Easterly Government Properties, Inc.

Specific qualifications and experience of particular relevance to Boston Beer

Ms. Fisher is Founder and Chairman of PatientRightsAdvocate.org, a nonprofit organization seeking healthcare price transparency, giving power to American consumers to know actual prices, competition and, through a functional marketplace and choice, lower costs of care and coverage. She also co-founded and is Chairman of Fitmoney.org, which provides curriculum for K-12 financial literacy. She previously served on the Board of Directors of Water.org. Ms. Fisher also serves on the Board of Directors of Easterly Government Properties, Inc., a public company whose shares are traded on the NYSE, and the National Park Foundation. She brings significant entrepreneurial experience, as well as insight in business strategy, operations, and consumer marketing to the Board’s overall business perspective. Ms. Fisher is the spouse of C. James Koch, Boston Beer’s Founder and Chairman.

C. JAMES KOCH

Age 71

Director since: 1995

CLASS B DIRECTOR NOMINEE

Mr. Koch founded Boston Beer in 1984 and currently serves as its Chairman. Until January 2001, Mr. Koch also served as the Company’s Chief Executive Officer. Prior to starting Boston Beer, he had worked as a consultant for an international consulting firm with a focus on manufacturing.

Committees: None

Other Public Company Directorships: None

Specific qualifications and experience of particular relevance to Boston Beer

His thirty-seven years at the helm of Boston Beer, during which it has grown from a small start-up company to its current position as a leading craft brewer, are a testament to his skill in brewing, strategy, brand development, and industry leadership.

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MICHAEL M. LYNTON

Age 60

Director since: 2020

CLASS B DIRECTOR NOMINEE

Mr. Lynton is Chairman of Snap Inc. (NYSE: SNAP), a social media and camera technology company based in Santa Monica, California. He has held the position since September 2016 and has served on the Snap Board of Directors since April 2013. He currently serves on Snap’s Audit, Compensation, and Nominating and Corporate Governance Committees. Previously, he served as CEO or co-CEO of Sony Entertainment Inc. from April 2012 until February 2017, overseeing Sony’s global entertainment businesses. He also served as Chairman and CEO of Sony Pictures Entertainment Inc. from January 2004 to May 2017, where he managed the studio’s overall global operations, and as CEO of Sony Corporation of America from March 2012 to August 2017. Prior to joining Sony, he worked for Time Warner from 2000 to 2004, during which time he served as CEO of AOL Europe, President of AOL International, and President of Time Warner International. From 1996 to 2000, Mr. Lynton served as Chairman and CEO of Penguin Group, a publishing company based in New York, NY, and a division of Pearson plc. From 1992 to 1996, he served as President of Disney’s Hollywood Pictures, a division of The Walt Disney Company. Mr. Lynton had joined The Walt Disney Company in 1987 and started Disney Publishing.

He has served as a member of the Board of Directors of Ares Management, L.P. (NYSE: ARES), a publicly-traded alternative asset management company based in Los Angeles, CA, since 2014. Mr. Lynton also served on the Board of Pearson plc from February 2018 to September 2020, where he was a member of the Audit and Reputation & Responsibility Committees. He has also served as Chairman of Warner Music Group Corp., a privately-held global entertainment company based in Los Angeles, CA, since February 2019. He served as a member of the Board of Directors of Pandora Media, Inc., a streaming music company based in Oakland, CA, from August 2017 until February 2019. Pandora is a subsidiary of SiriusXM.

Committees: Compensation Committee, Nominating/Governance Committee

Other Public Company Directorships: Snap Inc.; Ares Management, L.P.

Specific qualifications and experience of particular relevance to Boston Beer

Mr. Lynton has more than thirty years of senior-level management experience, including extensive experience in consumer marketing, traditional and digital media, and the adoption of new technologies. He also has broad public company governance experience. His significant experience in these areas helps shape our overall marketing, business, and governance strategies.

JULIO N. NEMETH

Age 60

Director since: 2020

CLASS B DIRECTOR NOMINEE

Mr. Nemeth is the Chief Product Supply Officer at Procter & Gamble, a consumer goods corporation headquartered in Cincinnati, OH (NYSE: PG), a position he has held since May 2019. He also serves as the Executive Sponsor of the Hispanic Leadership Team and the People with Disabilities Network at P&G. He has held numerous senior roles with P&G since 1990, including President, Global Business Services from January 2015 to April 2019 and Senior Vice President, Product Supply, Global Operations from July 2013 to December 2014. Prior to his time at P&G, he served as a Project Engineer for Union Carbide Corporation in Brazil from 1987 to 1990 and as a Design Engineer for Fabirnor Argentina from 1984 to 1987. He was appointed to Boston Beer’s Board of Directors in January 2020.

Committees: Audit Committee, Compensation Committee

Other Public Company Directorships: None

Specific qualifications and experience of particular relevance to Boston Beer

Mr. Nemeth has more than thirty-five years of operations, engineering, procurement, manufacturing, customer service, quality, distribution, innovation, and general management experience in the consumer goods industry, with significant experience in supply chain management. He currently leads P&G’s global Product Supply organization, which includes 58,000 employees, over 100 manufacturing plants, and roughly 200 distribution centers around the world focused on bringing superior products to the world’s consumers.

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Board of Directors

Board Governance

We are committed to having effective corporate governance and the highest ethical standards, because we believe that these values support our long-term performance. Our Articles of Organization, By-Laws, Corporate Governance Guidelines, the charters of the Board’s committees, and our Code of Business Conduct and Ethics provide the framework of our corporate governance standards. These documents are available on the Governance Documents tab of the Investor Relations section of our website, www.bostonbeer.com, and are also available in print by request. Requests should be directed to the attention of Investor Relations, The Boston Beer Company, Inc., One Design Center Place, Suite 850, Boston, Massachusetts 02210.

Director Independence

A majority of our Board of Directors is independent as determined in accordance with the director independence standards of the NYSE and the SEC. More specifically, all three Class A Director Nominees – Ms. Joyce, Mr. Spillane, and Mr. Valette – and two of the six Class B Director Nominees – Mr. Lynton and Mr. Nemeth – have no material relationship with Boston Beer, either directly or indirectly as a partner, stockholder, or officer of an organization that has a relationship with the Company.

Only independent Directors may serve as members of our Audit, Compensation, and Nominating/Governance Committees or as Lead Director.

Board Leadership Structure

Since 2001, Boston Beer has separated the roles of CEO and Chairman. We believe that this strengthens the Company by allowing the CEO to focus on the day-to-day management of the business and the Chairman to focus on leadership of the Board of Directors, issues of product quality and innovation, overall brand strategy, production capacity, and supply chain operations. The Chairman continues to be active on a daily basis in our business, but with more focus in critical areas of the business and outreach, including participation in industry trade associations. Both the Chairman and the CEO participate fully in deliberations of the Board of Directors.

In May 2013, the non-employee members of the Board of Directors voted to establish the position of Lead Director and adopted a charter for the position. The non-employee members of the Board of Directors then appointed Mr. Valette as the Lead Director. The role of the Lead Director is to serve in a leadership capacity to coordinate the activities of the other non-employee Directors, including but not limited to: (i) presiding at meetings of the Board in the absence of, or upon the request of, the Chairman; (ii) presiding over all executive session meetings of non-employee Directors; (iii) reviewing Board agendas and recommending matters for the Board to consider; (iv) serving as a liaison between Directors and the Chairman and CEO without inhibiting direct communications among the Chairman, CEO, and other Directors; and (v) advising the Board concerning the retention of advisors and consultants who report directly to the Board.

Executive Sessions of the Board

The non-employee Directors meet in executive sessions without management as part of each regularly-scheduled Board meeting. A portion of each executive session includes the Chairman and Ms. Fisher and Mr. Calagione, who are not independent, and another portion includes only the independent Directors. The Lead Director leads these sessions and reports back to the Chairman and the CEO regarding these executive session discussions. More recently, the Chair of the Nominating/Governance Committee has joined the Lead Director in reporting back to the Chairman and the CEO. The independent Directors met formally in executive sessions four times during Fiscal Year 2020.

As noted above, only an independent Director may serve as Lead Director.

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Board Risk Oversight

The Board as a whole has ultimate responsibility for risk oversight. It exercises this oversight function through its standing committees, each of which has primary risk oversight accountability with respect to all matters within the scope of its responsibilities, as set forth in its charter. As further described below under the headings “Audit Committee” and “Compensation Committee”, the Audit Committee and management regularly discuss Boston Beer’s risk assessment and risk management programs and processes, and the Compensation Committee reviews the risks associated with our compensation practices.

Board Meetings and Attendance

We believe that all members of the Board of Directors should attend and actively participate in meetings of the Board and of its committees. Directors are also strongly encouraged to attend the annual meetings of stockholders.

During Fiscal Year 2020, there were four regular meetings and two special telephonic meetings of the Board of Directors. Each Director attended at least 75% of the aggregate of the meetings of the Board of Directors and the meetings of the committees on which they served, during the period for which they served as a Director. All Directors also attended the 2020 Annual Meeting of Stockholders, which was held virtually on May 14, 2020.

Communications with the Board

Stockholders and other interested parties may communicate with the Board of Directors or any individual Director by submitting an email to the Company’s Board at bod@bostonbeer.com. Communications that are intended specifically for the independent Directors should be sent to the email address above to the attention of the Lead Director.

Board Committees

Committee Structure

There are three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee, and the Nominating/Governance Committee. The membership of these committees is limited to independent Directors. Membership of the committees as of the mailing of this Proxy Statement is outlined in the below chart.

Director	Audit	Compensation	Nom/Gov
Meghan V. Joyce			Chair
Michael M. Lynton
Julio N. Nemeth
Michael Spillane		Chair
Jean-Michel Valette	Chair

Committee assignments to take effect immediately following the 2021 Annual Meeting of Stockholders will be determined by the Nominating/Governance Committee at that time. Mr. Burwick, Mr. Calagione, Ms. Fisher, and Mr. Koch are not independent Directors and therefore are not eligible to serve on any of the Board’s committees.

Each of the committees operates under a written charter adopted by the Board, reviews its charter annually, and makes recommendations for revisions to the Board as appropriate. Additionally, each year the Nominating/Governance Committee formally reviews its performance as well as the adequacy of our Corporate Governance Guidelines, recommending any necessary changes to the full Board for approval. The Nominating/ Governance Committee also oversees the annual self-evaluation process for the full Board and each of the standing committees. Copies of the Corporate Governance Guidelines and respective charters, as amended and currently in effect, are available on the Governance Documents tab of the Investor Relations section of our website, www.bostonbeer.com. The function of each committee is described below.

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Audit Committee

In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility to oversee management’s conduct of Boston Beer’s financial reporting process, including overseeing the financial reports and other financial information provided by the Company’s internal accounting and financial control systems and the annual independent audit of the Company’s financial statements. The Audit Committee also appoints, evaluates, and determines the compensation of the Company’s independent registered public accounting firm; reviews and approves the scope of the annual audits of the Company’s financial statements and its internal controls over financial reporting; pre-approves all other audit and non-audit services provided to the Company by the independent auditors; reviews the Company’s disclosure controls and procedures; and reviews other risks that may have a significant impact on the Company’s financial statements. Each year, the Audit Committee issues an annual report for inclusion in the Proxy Statement in cooperation with the Corporate Secretary.

The Audit Committee is also responsible for the oversight of operational, governance, and other risks that could adversely affect Boston Beer’s business such as business continuity and cybersecurity. To fulfill these oversight responsibilities, at each of its regular meetings, the Audit Committee reviews and discusses potential material risks to the Company with Boston Beer’s Director of Internal Audit and with representatives of the Company’s independent registered public accounting firm. During those meetings, the Audit Committee also asks for and receives regular updates on steps taken to address those risks. Areas of focus in 2020 included COVID-19 response, supply chain management (production capacity, demand planning, and can supply), portfolio complexity and alignment, long-term growth in 2021 and beyond, brand reputation, and people and culture risks. The Audit Committee reports any risks that it believes could have a material adverse impact on the Company to the full Board.

The Audit Committee also reviews and approves Rule 10b5-1 Plans related to the Company’s repurchase of its shares of Class A Common Stock (“Class A Shares”). In the event that an Audit Committee member has an individual Rule 10b5-1 Plan in place or the intent to sell Boston Beer stock during a corresponding time period, that member recuses themselves from discussions regarding the pricing parameters under the proposed Company 10b5-1 Plan.

The Board has determined that two current members of the Audit Committee, independent Directors Ms. Joyce and Mr. Valette, are “audit committee financial experts” as defined under SEC rules. The Audit Committee met four times in 2020. The Chairman, CEO, CFO, and Chief Accounting Officer attended each of the meetings but recused themselves when the Audit Committee met in executive sessions with the Director of Internal Audit or with representatives of the Company’s independent registered public accounting firm. Each of the April, July, and October meetings commenced with a discussion of the impact of and response to COVID-19.

The Audit Committee Report is included in the Audit Information section of this Proxy Statement.

Compensation Committee

The Compensation Committee’s responsibility is to carry out the Board’s oversight of the compensation of our Directors and Executive Officers by evaluating and approving the Company’s compensation programs and policies for those positions. The Compensation Committee provides general oversight of our compensation structure, including the Company’s equity compensation plans; reviews and makes recommendations to the Board concerning policies or guidelines with respect to compensatory arrangements involving Directors and Executive Officers and their respective participation in the Company’s equity plans; reviews and approves Company goals and objectives relevant to the compensation of the Chairman, CEO, and other Executive Officers; evaluates performance against those goals; approves cash bonuses and sets salaries for the Chairman, CEO, and other Executive Officers, and determines the total compensation level and mix for the Chairman, CEO, and other Executive Officers.

In cooperation with the independent Directors, members of the Compensation Committee perform an annual evaluation of the performance of the Chairman and the CEO, including obtaining feedback from other Executive Officers and a select group of senior managers.

The Compensation Committee also considers areas of risk that may arise from Boston Beer’s compensation practices, not only relating to Executive Officer compensation, but with respect to the Company’s overall compensation practices. In carrying out its responsibilities, the Compensation Committee reports to the full Board on a regular basis. In cooperation with the Corporate Secretary, the Compensation Committee also issues an annual report and approves the CD&A for inclusion in the Proxy Statement.

During Fiscal Year 2020, there were three regular meetings of the Compensation Committee.

In 2020, The Compensation Committee retained Frederic W. Cook & Co., Inc., or FW Cook, a nationally-recognized executive compensation consulting firm, to provide competitive compensation information for our Executive Officers as compared to other similarly-sized companies. As part of this retention, FW Cook prepared recommendations regarding Mr. Burwick’s compensation. Those recommendations resulted in the Committee approving certain changes to Mr. Burwick’s compensation structure in 2021, all of which are outlined in our February 12, 2021 Form 8-K.

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Commencing in 2021, the Compensation Committee will also be responsible for providing guidance to the full Board of Directors and management on topics such as people and culture, development and training, succession planning, coworker engagement, and diversity, equity, and inclusion. The Company’s approach to these topics is discussed in detail under the heading “Environmental, Social, and Governance” below.

Nominating/Governance Committee

The Nominating/Governance Committee assists the Board by recommending nominees for election as Directors and nominees for each Board committee, evaluating the Board’s leadership structure, developing and recommending to the Board a set of corporate governance principles, overseeing an annual evaluation of the Board, and planning for Board succession.

The Committee, acting independently, but also in concert with Mr. Koch, who holds the voting rights to all shares of Class B Common Stock (“Class B Shares”), which entitle him to elect a majority of Board members under our By-Laws, regularly assesses the size and composition of the Board, including the experience, qualifications, attributes, and skills represented by current Board members and those that could enhance the overall breadth and strength of the Board. In order to help ensure the adequacy of our corporate governance policies, the Committee also reviews Director independence and any potential conflicts of interest; examines and discusses the analyses of Boston Beer’s corporate governance standards by proxy advisory firms; considers votes cast by stockholders; reviews communications with stockholders; and makes recommendations to management and/or the Board for improvements.

During Fiscal Year 2020, there were four regular meetings of the Nominating/Governance Committee.

Commencing in 2021, the Committee will be responsible for providing guidance to management on the Company’s social responsibility, environment, and sustainability efforts. The Company’s approach to these topics is discussed in detail under the headings “Environmental, Social, and Governance” below.

Consideration of Nominees for Director

The Nominating/Governance Committee employs a variety of methods for identifying and evaluating nominees for Director. The Nominating/Governance Committee identifies those attributes, qualifications, skills, and experiences that its members believe should be reflected on the Board as a whole. The Nominating/ Governance Committee also reviews the characteristics of the then-current Board and seeks to identify any particular perceived weakness or imbalance. In doing so, the Nominating/Governance Committee takes into consideration the results of skills gap analyses and the annual self-assessments performed by the Board and each of the standing committees and seeks input from the other Directors on opportunities to strengthen the Board. The Nominating/Governance Committee also meets with Mr. Koch, as the holder of all voting rights to the Class B Shares.

Candidates may come to the attention of the Nominating/ Governance Committee through a number of sources, including current Board members, professional search firms, stockholders, or other persons. Candidates are evaluated by the Nominating/ Governance Committee and may be considered at any point during the year.

The Nominating/Governance Committee has discussed the issue of term limits and concluded that establishing formal term limits for Directors is not in the best interests of the Company. The Nominating/Governance Committee has weighed the potential advantage of bringing “fresh eyes” to the Board versus the disadvantage of losing valuable contributions by Directors who have developed expansive knowledge of the Company and its operations, which the Nominating/Governance Committee believes has historically resulted in a higher level of overall Board effectiveness. The Nominating/Governance Committee has noted that a majority of the current Directors have served for five or fewer years, with four Directors joining the Board in 2019 or 2020, reflecting a healthy level of turnover, and believes that the Board’s annual self-evaluation process serves as an appropriate alternative to term limits.

While the Board does not have a formal written policy on diversity, the Nominating/Governance Committee considers diversity to be a critical factor in selecting Director nominees. The Nominating/ Governance Committee views diversity broadly, taking gender, ethnicity, experience, skills, judgment, differences of viewpoint, location, education, and professional and industry experience into account, all in the context of the perceived needs of the Board at the relevant time. The Board believes that a diversity of perspectives results in more thoughtful deliberations. Additionally, as discussed in more detail under the heading “Environmental, Social, and Governance” below, the Board believes that it is important that the composition of the Board, the Company’s Executive Leadership Team (“ELT”), and the Company’s coworker base represent the Company’s current and potential consumer base in the areas where we market and sell our products.

Over the last two years, the Nominating/Governance Committee has identified and recommended nominees to fill three Director vacancies left by the retirement of former President and CEO Mr. Roper in April 2018, the passing of Mr. Tanner in January 2019, and Mr. Fialkow’s decision not to stand for reelection in May 2020.

Upon commencing its search to fill the initial vacancy, the Committee believed that it was critical to focus on a candidate who would bring specific experience in modern consumer recruitment and engagement, with a perspective believed to be different from that then prevalent on the Board. More specifically,

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the Committee asked its external search firm to place a heavy emphasis on the nomination of a candidate who would bring such a diverse perspective to the Board. While the firm brought forth an array of well-qualified candidates, the Committee did not believe that an ideal fit existed among that initial pool of candidates. The Committee challenged the search firm to present only candidates who would add to the Board’s diversity in the subsequent round. The Committee believes that this challenge resulted in the firm thinking “outside the box,” which resulted in another array of even-more qualified candidates. After a nearly yearlong search, the Committee filled the Class A Director vacancy by appointing Ms. Joyce to the Board as a Class A Director in March 2019. As the Committee anticipated, Ms. Joyce’s significant experience in business strategy, managing growth, modern consumer recruitment and engagement, digital marketing, and new technologies has broadened the Board’s overall business perspective and diversity. The Board also believes that Ms. Joyce’s generational diversity provides additional perspective to boardroom discussions.

The Committee then focused on finding a candidate to fill the Roper vacancy, seeking a candidate who would bring a new perspective on the supply chain management challenges facing the Company, as it dealt with the strains on its production capacity caused by the growing consumer demand for the Company’s products. Following another yearlong search, the Board appointed Mr. Nemeth as a Class B Director. As the Committee expected, Mr. Nemeth immediately became an integral asset to the Board, both due to his background and his thirty-five years of operations and supply chain management. For example, Mr. Nemeth visited our Pennsylvania brewery and met with our operations team in March 2020 to provide invaluable insights learned from his experience dealing with the COVID-19 pandemic at P&G’s operational facilities in China.

After yet another search, the Committee nominated Mr. Lynton to fill the vacancy left by Mr. Fialkow’s decision not to stand for reelection in 2020. When commencing the search to fill this vacancy, the Committee sought to find a candidate with significant experience in governance leadership, consumer marketing, traditional and digital media, and the adoption of new technologies. Mr. Lynton was appointed to the Board in October 2020 and has already proven to be an asset in the boardroom due to his background and extensive experience in those areas.

Stockholder Nominees

The policy of the Nominating/Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board, as described in the above section. The same process is used for evaluating a director candidate submitted by a stockholder as is used in the case of any other potential nominee. Any stockholder nominations proposed for consideration by the Nominating/Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Chair, Nominating/Governance Committee

c/o Corporate Secretary

The Boston Beer Company, Inc.

One Design Center Place, Suite 850

Boston, Massachusetts 02210

If Boston Beer receives a communication from a stockholder nominating a candidate that is not submitted as described above, it will forward such communication to the Chair of the Nominating/Governance Committee.

Stockholder Engagement

We believe it is crucial to engage actively with and receive feedback from our non-affiliated stockholders, particularly as it relates to matters of corporate governance, compensation, social responsibility, and other topics of importance to them. In recent years, we have reached out to our top stockholders to attempt to receive this type of feedback.

For example, in May 2018, prior to the Company’s 2018 Annual Meeting of Stockholders, the Company reached out to its top twenty-five institutional stockholders to discuss the Company’s advisory Say-on-Pay resolution. In connection with this outreach, we received feedback that investors prefer that the Company utilize a mix of annual performance-based options and time-based restricted stock awards for its long-term equity compensation grants to its Named Executive Officers, recognizing that the Company began moving in that direction with its January 2018 equity grants. These concerns were relayed to the Compensation Committee. As reported in our 2019 Proxy Statement, the Compensation Committee utilized a similar mix of performance-based options and time-based restricted stock unit awards in the Company’s 2019 and 2020 annual equity grants to its Named Executive Officers.

In May 2019, we again reached out to our top twenty-five institutional stockholders, who then held approximately 74% of the Company’s outstanding Class A Shares, to discuss the Company’s advisory Say-on-Pay resolution or any other relevant topics that the stockholders wanted to discuss. We ultimately held discussions with four stockholders with significant ownership holdings. These discussions yielded feedback on a range of topics, including executive compensation, succession planning, and corporate culture.

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At the Company’s 2019 Annual Meeting, all of Boston Beer’s Class A Directors were elected by a majority of votes cast. As reported in a Form 8-K filed by the Company on May 20, 2019, Ms. Joyce received a favorable vote of 99.5% of the votes cast, Mr. Spillane received a favorable vote of 92.1% of the votes cast, and Mr. Valette received a favorable vote of 82.9% of the votes cast.

At the Company’s 2020 Annual Meeting of Stockholders, all of Boston Beer’s Class A Directors were elected by a majority of the votes cast. As reported in a Form 8-K filed by the Company on May 19, 2020, Ms. Joyce received a favorable vote of 96.2% of the votes cast, Mr. Spillane received a favorable vote of 95.9% of the votes cast, and Mr. Valette received a favorable vote of 93.0% of the votes cast.

The 2019 non-binding advisory Say-on-Pay resolution received only a favorable vote of 44.2% of the votes cast. In response to the 2019 Say-on-Pay advisory vote, in September 2019 the Company again reached out to its top twenty-five institutional stockholders, who then held approximately 76% of the Company’s outstanding Class A Shares. Our Lead Independent Director, Mr. Valette, and our Corporate Secretary, Michael G. Andrews, ultimately held meetings or telephone conferences with eight of those stockholders, holding extensive discussions on topics such as CEO compensation, succession planning, diversity, sustainability, culture, disclosure, and stock class structure. Mr. Valette and Mr. Andrews presented the feedback to the full Board in October 2019 and December 2019.

In contrast with the 2019 results, the non-binding, advisory, the 2020 Say-on-Pay resolution received a favorable vote of 96.8% of the votes cast at the 2020 Annual Meeting of Stockholders.

In September 2020, the Company continued its stockholder outreach, reaching out to its top fifteen institutional stockholders, who then held approximately 60.4% of the Company’s outstanding Class A Shares. Ms. Joyce and Mr. Andrews ultimately held six virtual meetings, covering topics such as executive compensation, diversity, human capital, sustainability, disclosure, and the annual stockholder’s meeting. Ms. Joyce and Mr. Andrews presented the feedback to the full Board in December 2020. The feedback we received in 2019 and 2020 and our responses thereto included:

•	Environmental, Social, and Governance (“ESG”). A majority of stockholders expressed the desire to discuss ESG, particularly the Board’s approach to oversight of ESG topics such as diversity, equity, and inclusion, succession planning and talent management, environment and sustainability, culture, social responsibility, and the Company’s response to the COVID-19 pandemic. More specifically, many stockholders suggested that the Company formally assign oversight of these topics to the Board or its standing committees. Prior to these meetings, it had already been determined that the full Board is responsible for oversight of succession planning and talent management and that the Audit Committee, reporting to the full Board, is responsible for oversight of the Company’s COVID-19 response. Partially as a result of the feedback received at these meetings, in February 2021, the Board determined that the Compensation Committee would be responsible for the oversight of diversity, equity, and inclusion and other human capital issues. It was also determined that the Nominating/ Governance Committee would be responsible for oversight of the Company’s efforts in the areas of environment, sustainability, and social responsibility.
•	Diversity, Equity, and Inclusion. Almost all stockholders indicated that diversity is vital in the makeup of boards and management teams. The stockholders also relayed that Boards and management teams should seek to represent the company’s coworkers and customer base. We agree with this premise. Stockholders also expressed a desire for increased disclosure regarding diversity as part of a long-term discussion of the Company’s progress in these areas. In each of the stockholder meetings in 2020, Ms. Joyce and Mr. Andrews shared the Company’s ongoing efforts towards progress in these areas, which efforts are outlined in more detail under the headings “Consideration of Nominees for Director” above and “Diversity, Equity, and Inclusion” below.
•	Succession Planning and Talent Management. Several stockholders relayed their belief that CEO and executive succession planning should be a regular agenda item on the annual Board calendar. Since Mr. Burwick has joined the Company as CEO in 2018, we have improved our focus on internal executive succession planning, holding discussions and meetings on the topic annually. The Company’s succession planning efforts are discussed in more detail below under the heading “Succession Planning.”
•	Environment and Sustainability. Almost all stockholders relayed a general preference that boards have regular conversations with management about sustainable practices, especially when it is beneficial to the company’s bottom line over the long term. Mr. Valette and Ms. Joyce have discussed this feedback with the Board. The Company’s ongoing sustainability efforts are discussed in more detail below under the heading “Environment and Sustainability.”
•	Culture. Several stockholders discussed culture as a vital retention and recruiting tool in today’s employment environment and expressed the belief that boards should be discussing culture with management regularly. In response, we discussed the Company’s historical and ongoing efforts related to culture, which are outlined in more detail under the headings “People” and “Culture” below. The Company firmly believes that its culture is an area of strength.
•	CEO Compensation. Several stockholders consulted in 2019 indicated a concern about the nature and magnitude of the two equity awards granted to recruit Mr. Burwick to join the Company in April 2018. However, the stockholders who provided feedback in 2019 and 2020 generally did not express any other concerns with the Company’s executive compensation structure. The Compensation Committee has considered this feedback in implementing its compensation practices and procedures.
•	Annual Stockholder’s Meeting. While Stockholders anticipated that many annual stockholder’s meetings would be virtual again in 2021, they provided feedback on the nature of the virtual meeting, the breadth of the notice for the meeting, Director and stockholder attendance at the meeting, and the scope of the question and answer period. We incorporated this feedback into our plans for the 2021 Annual Stockholder’s Meeting.

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At the 2021 Annual Meeting, we will hold an advisory Say-on-Pay vote on the compensation of our Named Executive Officers, as we have done on an annual basis since 2011. The Compensation Committee will continue to consider the results of these advisory votes, as well as the valued feedback of stockholders, in evaluating our executive compensation and other policies.

Board Review of Related Party Transactions

Under our Code of Business Conduct and Ethics, our Directors, Executive Officers, and other coworkers are required to report any proposed related party transactions to our General Counsel’s Office, who will bring those concerns to the attention of the Audit Committee.

In 2017, the Board of Directors adopted a written Related Party Transactions Policy on the recommendation of the Audit Committee. The policy is intended to enable the Audit Committee to consider the approval and reporting of transactions between the Company and any of its Directors, Director Nominees, Executive Officers, or 5% Stockholders, or certain entities or persons related to them (each, a “Related Party”). The policy requires Directors, Director Nominees, and Executive Officers to report any potential material related party transaction between the Company on one hand and a Related Party on the other hand to the Company’s General Counsel, who will in turn refer the transaction to the Audit Committee for review. In considering whether to approve the transaction, the Audit Committee will weigh a number of factors, including but not limited to: (i) whether the terms of the transaction are fair to the Company and would be acceptable if the same transaction did not involve a Related Party; (ii) the nature of alternative transactions; (iii) Director independence; (iv) timely compliance with the approval process; (v) the potential for conflicts of interest; and (vi) the size and ongoing nature of the proposed transaction.

Since January 1, 2020, except for the matters disclosed below, we have not entered into any material transaction with any Related Parties, nor do we currently have any proposed transactions in which Boston Beer is or was a participant and in which any such Related Party had or will have a direct or indirect material interest.

Mr. Calagione’s wife, Mariah Calagione (“Ms. Calagione”), is a coworker and at-will employee at Boston Beer with the title of Founder and Communitarian, pursuant to an employment agreement dated July 3, 2019. A form of Ms. Calagione’s Employment Agreement was filed as Exhibit 99.5 to a Form 8-K filed by the Company on May 9, 2019. The agreement was later executed upon the closing of the Dogfish Head transaction on July 3, 2019. Pursuant to her Employment Agreement, Ms. Calagione received total compensation of $349,975 in 2020, which included $215,369 in base salary and $134,606 in bonus for services provided in 2020, which bonus was paid in March 2021. She did not receive any bonus or equity awards in 2020, and was eligible for the same benefits as other coworkers. In 2021, her base salary is $219,068.

Mr. and Ms. Calagione own Red Wagon LLC, which is the owner of the land on which two Company-owned retail establishments in Delaware - Chesapeake & Maine and Brewing & Eats - are located. The Company is party to two leases with Red Wagon LLC for these premises. Both leases, as amended, commenced on July 1, 2019 with an expiration date of June 30, 2029, terminable by the Company at any time, and renewable for three (3) consecutive, five (5)-year terms on 180 days’ notice. The combined monthly rent for the two leases is $29,043. The total amount paid by the Company to Red Wagon LLC in 2020 under these lease agreements was $348,000.

Mr. and Ms. Calagione also own Super Suite, LLC, which in turn owns property and a cottage in Lewes, Delaware, near the Company-owned Dogfish Inn. The cottage is rented out to the public in a similar fashion as a hotel suite. The Company is party to a property management services agreement with Super Suite, LLC, under which the Dogfish Inn manages reservations and cleaning, and coordinates maintenance of the cottage. The agreement commenced on June 11, 2018 and runs for a term of one year, automatically renewable for subsequent one-year terms. The Company may terminate at any time on 30 days’ notice. There is no set fee for the services, but the Company retains 40% of the revenue from the rental of the cottage and passes 60% of the revenue, less expenses paid, to Super Suite, LLC. The total amount paid by the Company to Super Suite, LLC in 2020 was $25,433.

Ms. Calagione is a part owner of Loblolly LLC, which owns property in Milton, Delaware that includes an advertising billboard structure. The Company is a party to an outdoor advertising agreement, whereby it rents advertising space on the billboard for $1,300 per month. The agreement has an effective date of October 1, 2019 and a termination date of September 30, 2021. The total amount paid by the Company to Loblolly LLC in 2020 was less than $17,000.

In August 2020, the Company entered into an agreement to sell a boat and a car to Mr. and Ms. Calagione at market value of approximately $26,000.

All above related party transactions were disclosed to, reviewed by, and approved by the Company’s Audit Committee and Board of Directors prior to the completion of the Dogfish Head transaction. The Board believes that payments under each of these agreements represent fair market value for the respective services or property received, and that for each transaction the financial and other terms are comparable to what the Company would have obtained in a negotiated arm’s-length transaction with an unrelated third party.

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Director Compensation

Compensation Summary

A summary of the elements of compensation for non-employee Directors is set forth below:

Applies to	Payment For	Compensation	Payable
All Non-Employee Directors	One-time Award	Option for shares of Class A Common Stock valued at approximately $115,000 as of the date of grant	Upon first-time election or appointment to the Board
All Non-Employee Directors	Annual Award	Option for shares of Class A Common Stock valued at approximately $115,000 as of the date of grant	Upon each election to the Board
All Non-Employee Directors	Annual Retainer	$30,000	Upon election to the Board
Lead Director	Annual Retainer	$10,000	Upon appointment
Chair, Audit Committee	Annual Retainer	$15,000	Upon appointment
Chair, Compensation Committee	Annual Retainer	$10,000	Upon appointment
Chair, Nominating/Governance Committee	Annual Retainer	$9,000	Upon appointment
Members of Audit Committee (other than Chair)	Annual Retainer	$10,000	Upon appointment to the Audit Committee
Members of Other Standing Committees (other than Chair)	Annual Retainer	$2,000	Upon appointment to a standing committee other than the Audit Committee

All option awards to non-employee Directors are granted under our Restated 1996 Stock Option Plan for Non-Employee Directors, or the “Director Option Plan.” As provided in the Director Option Plan, options carry an exercise price equal to the closing price on the last trading day prior to the grant date, are immediately fully vested, and expire ten (10) years after the date of grant or three (3) years after the grantee ceases to be a Director of the Company, whichever occurs sooner. The number of Class A Shares registered under the Director Option Plan is 550,000 shares, with 64,436 remaining shares available for issuance as of the end of the 2020 Fiscal Year. The number of shares of Class A Common Stock granted under each option is the greatest number of whole shares that results in a value of $115,000 as computed using the trinomial option-pricing model and the closing price on the last trading day prior to the grant date as the fair market value of the underlying shares.

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Director Compensation for Fiscal Year 2020

The following table sets forth certain information concerning the 2020 compensation of our non-employee Directors.

Name	Fees Earned or Paid in Cash	Option Awards	(1)(2)	Total
Cynthia A. Fisher	$30,000	$114,920		$144,920
Michael M. Lynton(3)	$20,400	$201,033		$221,433
Meghan V. Joyce	$51,000	$114,920		$165,920
Julio N. Nemeth(3)	$50,654	$258,557		$309,211
Michael Spillane	$42,000	$114,920		$156,920
Jean-Michel Valette	$57,000	$114,920		$171,920
(1)	Reflects the dollar amount of the aggregate grant date fair value of awards granted during Fiscal Year 2020, as computed in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). The methods and assumptions used in valuing the stock option awards in accordance with ASC 718 are described in the audited financial statements for Fiscal Year 2020 included in Boston Beer’s Annual Report on Form 10-K filed with the SEC on February 17, 2021.
(2)	On May 15, 2020, upon election to the Board of Directors, each non-employee Director was granted an option under the Director Option Plan to purchase 580 Class A Shares at an exercise price of $484.46, the closing price on the last trading day before the grant date. All options are fully vested as of the grant date. As of the end of the 2020 Fiscal Year, the aggregate number of shares subject to stock options held by non-employee Directors is shown below:

Name	Number of Option Shares
Cynthia A. Fisher	7,944
Michael M. Lynton	532
Meghan V. Joyce	2,211
Julio N. Nemeth	1,558
Michael Spillane	7,201
Jean-Michel Valette	3,323
(3)	Mr. Nemeth was appointed to Boston Beer’s Board of Directors on January 31, 2020, outside the standard Director nomination cycle. Pursuant to our Director Compensation Schedule, he received $8,653.85 in Directors fees upon his initial election to the Board, representing a prorated portion of fees for the Board year running from May 2019 to May 2020. At the same time, he was also awarded an option under the Director Option Plan to purchase 978 Class A Shares at an exercise price of $362.43, the closing price on the last trading day before the grant date. All options were fully vested as of the grant date. In May 2020, he received $42,000 in Director fees for the Board year running from May 2020 to May 2021, as well as the same option award granted to all other incumbent Directors. Mr. Lynton was appointed to the Board on October 7, 2020, also outside the standard Director nomination cycle. Pursuant to our Director Compensation Schedule, he received $20,400 in Directors fees upon his initial election to the Board, representing a prorated portion of fees for the Board year running from May 2020 to May 2021. At the same time, he was also awarded an option under the Director Option Plan to purchase 532 Class A Shares at an exercise price of $895.60, the closing price on the last trading day before the grant date. All options were fully vested as of the grant date.

The following table sets forth certain information concerning the 2020 compensation of our employee Directors, except for Mr. Burwick. Information regarding the compensation of Mr. Burwick, who is an NEO, may be found under the CD&A and Executive Compensation sections of this Proxy Statement.

Name	Base Salary	2020 Bonus Paid in 2021	All Other Compensation(1)	Total
Samuel A. Calagione, III	$437,314	$1,093,285	$12,698	$1,543,298
C. James Koch	$437,314	$1,093,285	$12,698	$1,543,298
(1)	Includes annual group life insurance premium, short-term and long-term disability, Company matching contributions under the Company’s 401(k) plan paid in the respective year, Company health savings contributions under the Company’s medical plan paid in the respective year.

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Executive Officers

Information about our Executive Officers is set forth below. Our Executive Officers are elected annually by the Board of Directors, or upon joining Boston Beer at other times during the year, and hold office until their successors are elected and qualified or until their earlier resignation or removal.

C. James Koch, 71, currently serves as our Chairman. Mr. Koch founded Boston Beer in 1984 and was our Chief Executive Officer from that time until January 2001.

David A. Burwick, 59, was appointed President and Chief Executive Officer of Boston Beer in April 2018. Prior to that, he served as President and Chief Executive Officer of Peet’s Coffee & Tea, Inc., a specialty coffee and tea company based in Emeryville, California, since December 2012. From April 2010 to December 2012, Mr. Burwick served as President, North America of WW International, Inc., formerly Weight Watchers International, Inc., a leading provider of weight management services based in New York City. Prior to that, Mr. Burwick held numerous positions with PepsiCo, Inc., headquartered in Purchase, New York, including Chief Marketing Officer, PepsiCo Americas Beverages from August 2008 to August 2009; Executive Vice President, Marketing, Sales and R&D, PepsiCo International from April 2008 to July 2008; President, Pepsi-QTG Canada from January 2006 to March 2008; Chief Marketing Officer, Pepsi-Cola North America from June 2002 to December 2005; and various marketing roles from 1989 to 2002. Mr. Burwick has also served on Boston Beer’s Board of Directors since May 2005.

Samuel A. Calagione, III, 51, is Founder and Brewer of Dogfish Head Brewery with overall responsibility for managing the Dogfish Head brand and providing insight into all of the company’s brands. He founded Dogfish Head with his wife Mariah Calagione in June 1995 and served as CEO until the merger with Boston Beer in July 2019. As a result of the merger, he joined the Company’s Board of Directors in October 2020. His innovative style has earned him a James Beard Award for Outstanding Wine, Spirits, or Beer Professional and a reputation as one of the country’s most adventurous brewers; he has been featured in The Wall Street Journal, USA Today, People, Forbes, Bon Appetit, and many other magazines and newspapers. He is also the author of five books, including Brewing Up a Business (2011), Off-Centered Leadership (2016), and The Dogfish Head Book: 25 Off-Centered Years (2021).

John C. Geist, 61, was appointed Boston Beer’s Chief Sales Officer in January 2016, after serving as our Vice President of Sales from 2007 to 2015 and National Sales Manager from 1998 to 2007. Mr. Geist joined the Company in 1997 from a large alcohol beverage distributor where he had been a sales manager.

David L. Grinnell, 63, was appointed Boston Beer’s Vice President, Brewing effective January 2008, after serving as the Company’s Director of Quality and Brewing since 2001. Mr. Grinnell joined Boston Beer in 1988 from New Amsterdam Brewing Company, where he was a founding member.

Tara L. Heath, 46, was appointed Vice President, Legal & Deputy General Counsel of Boston Beer in July 2016. She joined the Company in 1997 and has held various positions during that time, including Senior Corporate Counsel, Director of Regulatory Affairs from 2013 to 2016 and Senior Manager & Attorney for Regulatory Affairs from 2009 to 2013.

Lesya Lysyj, 58, joined the Company as Chief Marketing Officer in April 2019. Ms. Lysyj has over 30 years of marketing experience in the food and beverage industry. Prior to joining Boston Beer, she served as President U.S. (Sales and Marketing) for Welch’s Foods, based in Concord, Massachusetts from September 2017 to April 2019. From 2013 to 2015, she served as President North America of Weight Watchers International. She was Chief Marketing Officer for Heineken USA, headquartered in New York City, from 2011 to 2013. Prior to that, she held a number of positions with Kraft Foods from 1990 to 2011, including positions as Vice President Marketing, Confectionary and Executive Vice President of Marketing, Cadbury.

Matthew D. Murphy, 52, was appointed Chief Accounting Officer of Boston Beer in August 2015. Prior to the appointment, Mr. Murphy held the position of Corporate Controller at Boston Beer since September 2006. Prior to joining Boston Beer, he was Chief Financial Officer of Opodo, a leading European online travel agency, from 2004 to 2006.

Carolyn L. O’Boyle, 42, joined the Company as Chief People Officer in March 2020. She has extensive experience in talent strategy and operations, including expertise in recruiting, total rewards, operational transformation, immigration, people analytics, business partners, and shared services. Prior to joining Boston Beer, she was a Managing Director at Deloitte Services LP in Boston, MA from August 2013 to February 2020, serving as the National Managing Director for Talent Operations and Chief Operating Officer for Talent. Prior to that, she served in various senior roles at Deloitte from September 2005 to August 2013, and as an Operations Manager at Diageo North America, a wine and spirits company based in Norwalk, CT, in 2004.

Frank H. Smalla, 55, was named Treasurer and Chief Financial Officer of Boston Beer in February 2016, after serving in the interim position of Senior Vice President, Finance in January 2016. Mr. Smalla previously worked in various senior financial roles for Kraft Foods Group, Inc. of Northfield, Illinois from 1995 through 2015, most recently as Senior Vice President, Finance of U.S. Business Units, U.S. Sales, Integrated Supply Chain, RDQ and Marketing Services. He held the positions of Senior Vice President of Finance from 2012 to 2015 and Vice President of Finance from 2010 to 2012. Mr. Smalla is also an independent director of G&L Holdings, Inc., a privately-held holding company of leading food ingredient manufacturers based in Rome, GA.

Quincy B. Troupe, 54, was appointed Senior Vice President, Supply Chain in January 2016. Mr. Troupe has over twenty years of supply chain management experience in the consumer food industry. Prior to joining Boston Beer, he served as Vice President, Manufacturing and Supply Chain Strategy, for the Pepperidge Farm division of Campbell Soup Company, Inc. from 2013 to 2015, and as Vice President, Supply Chain for Campbell North America from 2010 to 2013. Prior to joining Campbell Soup, Mr. Troupe served in various senior operational roles with Mars, Inc. of McLean, Virginia from 1997 to 2010.

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Compensation Discussion and Analysis

In this section of the Proxy Statement, which we sometimes refer to as the CD&A, we will describe the important components of our executive compensation program for our Named Executive Officers. In 2020, our Named Executive Officers were:

DAVID A. BURWICK	President and Chief Executive Officer
FRANK H. SMALLA	Treasurer and Chief Financial Officer
JOHN C. GEIST	Chief Sales Officer
QUINCY B. TROUPE	Senior Vice President, Supply Chain
CAROLYN L. O’BOYLE	Chief People Officer

In addition to providing an overview of our executive compensation program, this section also explains how the Compensation Committee determined the specific compensation policies and decisions involving our Named Executive Officers.

Role of the Compensation Committee

The Compensation Committee has overall responsibility for evaluating and approving Boston Beer’s compensation programs and policies relating to Directors and Executive Officers. This includes reviewing the competitiveness of executive compensation programs, evaluating the performance of our Executive Officers, and approving their annual compensation and equity awards. The Committee reviews and approves corporate goals and objectives relevant to the compensation of our Chairman, CEO, and other Executive Officers; evaluates the achievement of those goals, taking into consideration the recommendations of the CEO; and sets compensation levels based on this evaluation. The Committee also reviews and approves, on an advisory basis, the overall bonus structure and scale for all other coworkers.

Compensation Philosophy and Objectives

Boston Beer’s executive compensation program is designed to attract, develop, engage, and reward highly talented executives, with a focus on pay for performance through bonuses linked to Company and individual performance and equity awards with performance-based vesting linked to Company performance and time-based vesting linked to retention. Overall, Boston Beer believes it should provide competitive pay to its Executive Officers and align compensation with achievement of the Company’s goals and delivering strong company performance, in terms of both growth and long-term stockholder value. These compensation packages are designed to:

•	provide executives with competitive cash and stock compensation with a significant portion of total compensation contingent on Company performance, thereby increasing stockholder value;
•	provide higher compensation to high-value contributors and high performers in the most critical areas of the Company’s business; and
•	encourage executives to act as owners with an equity stake in the Company, while reducing risk from its compensation practices that would be reasonably likely to have a material adverse effect on the Company, by basing variable compensation on a range of performance criteria that have a mix of short-term and long-term implications.

In keeping with these objectives, the structure of our executive compensation program is described in the section below.

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Response to Recent Advisory Say-on-Pay Votes

In establishing the Company’s compensation practices, the Board and the Compensation Committee considered the results of the advisory Say-on-Pay votes in 2018, 2019, and 2020, as well as our discussions with stockholders which are discussed in detail under the heading “Stockholder Engagement” above. At our 2020 Annual Meeting of Stockholders, approximately 97% of the votes cast on our Say-on-Pay proposal were cast in support of the compensation of our NEOs. Given this positive endorsement of our executive compensation decisions, the Compensation Committee did not make changes to our programs or policies as a result of that Say-on-Pay vote.

Components of Executive Compensation and Compensation Mix

The total potential compensation mix of our Named Executive Officers balances: (1) competitive base salaries; (2) cash incentive bonuses contingent primarily on Company performance; (3) option awards generally contingent solely on multi-year Company performance; and (4) restricted stock unit awards generally contingent on continued employment. These pillars of our executive compensation program are described in more detail below. For other Executive Officers and senior managers of the Company, the proportion of compensation provided by equity and other variable, performance-based compensation, increases with the individual’s level of responsibility and ability to have an impact on the Company’s business.

Base Salary

Base salaries are determined by a variety of factors, including the executive’s scope of responsibilities, tenure, performance, and a comparison of salaries paid to peers within the Company and to those with similar roles at other companies of similar size, scale, and complexity. Base salaries are set at levels that allow us to attract and retain superior leaders and that will enable us to deliver on our business goals. Salaries are reviewed annually and may be adjusted after considering the above factors.

The Compensation Committee determines the base salaries of the Chairman and the CEO, taking into account individual and Company performance, individual responsibilities, and market data regarding peer group compensation. The Chairman makes a recommendation to the Compensation Committee for the base salary of the CEO. The CEO, in turn, makes recommendations to the Compensation Committee for base salaries of each Executive Officer, other than the Chairman and the CEO. When setting the base salaries of each of these Executive Officers, the Compensation Committee, while considering the recommendations of the CEO and the Chairman, makes the final determination based on the factors listed above and its assessment of each Executive Officer’s performance during the previous year.

The Compensation Committee met on February 12, 2020 and reviewed the proposed 2020 compensation packages of our Executive Officers. During the meeting, the Committee approved the following 2020 base salaries for our Named Executive Officers: $795,675 for Mr. Burwick, a 3% increase from his 2019 base salary; $562,400 for Mr. Smalla, a 5% increase from his 2019 base salary; $562,400 for Mr. Geist, a 5% increase from his 2019 base salary; and $420,670 for Mr. Troupe, a 5% increase from his 2019 base salary. These salaries took effect on March 22, 2020. Ms. O’Boyle joined the Company as Chief People Officer on March  2, 2020. The terms of her employment, including her annualized base salary of $420,000, bonus potential, and her sign-on equity grants were approved by the Board upon the recommendation of the Compensation Committee in February 2020.

At the recommendation of the Compensation Committee, on July 29, 2020 the full Board approved another increase to the base salary of Mr. Troupe to $500,000, an 18.8% increase from the base salary approved in February 2020. This increase was in recognition of Mr. Troupe’s past and future contributions to the Company and his integral role to the Company.

Cash Incentive Bonuses

Bonuses payable to our Executive Officers are based primarily on Company performance against certain “Company Goals” in accordance with a “Bonus Scale,” subject to limited adjustment by the Compensation Committee, in its discretion, as noted below. In recent years, the Company Goals have consisted of pre-established depletions growth, Earnings Before Interest & Tax (“EBIT”), and resource efficiency (focused cost savings) targets.

As reported in a Form 8-K filed by the Company on February 19, 2020, at its meeting on February 12, 2020, the Compensation Committee approved: (1) company-wide goals for Fiscal Year 2020 (the “2020 Company Goals”); (2) the 2020 bonus target for each Executive Officer, as a percentage of their base salary (“2020 Bonus Target “); and (3) a bonus funding scale ranging from 0% to 250% (the “2020 Bonus Scale”) for determining bonus payouts as a percentage of each Executive Officer’s respective 2020 Bonus

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Target, based on the Committee’s determination of the Company’s ultimate achievement of the 2020 Company Goals.

The target parameters of the 2020 Company Goals were based on the Company’s 2020 Financial Plan. The 2020 Company Goals consisted of achieving: (1) certain depletions targets over 2019 (“2020 Depletions Growth”), which are weighted as 60% of the goals; (2) certain EBIT targets, which are weighted as 20% of the goals; and (3) the generation of certain resource efficiency (focused cost savings) targets, which are weighted as 20% of the goals.

The 2020 Bonus Target for each NEO was as follows:

•	Mr. Burwick: 100% of base salary;
•	Mr. Smalla 75% of base salary;
•	Mr. Geist: 60% of base salary;
•	Mr. Troupe: 50% of base salary; and
•	Ms. O’Boyle, 50% of base salary.

The Bonus Targets for Mr. Burwick, Mr. Geist, and Mr. Troupe were unchanged from 2019. Mr. Smalla’s Bonus Target was increased from 60% to 75% in February 2020 in recognition of his past and future contributions to the Company and his integral role to the Company, including his oversight of the Legal and IT departments within the Company. Ms. O’Boyle’s Bonus Target was established by the Compensation Committee in February 2020.

As reported in the February 19, 2020 Form 8-K, the bonus of each Executive Officer for Fiscal Year 2020 was to be determined by the Compensation Committee before March 1, 2021, based on a three-step process, which process was finalized on February 9, 2021. First, the Committee determined the Company’s achievement of the 2020 Company Goals against the 2020 Bonus Scale (the “2020 Achievement”).

Second, the Committee established an aggregate bonus pool for the Company’s Executive Officers, including the NEOs, by applying the 2020 Achievement against each Officer’s 2020 Bonus Target.

Third, the Compensation Committee considered any potential adjustments to any of the Executive Officer’s final 2020 bonus payout based on the Committee’s assessment of each Executive Officer’s overall job performance, key competencies, and the achievement of relevant objectives and key results in 2020. The Committee had retained the discretion to increase or decrease an Officer’s bonus payout by 10% from the baseline target bonus if the Officer was deemed to have performed “successfully” in 2020, and by 30% if the Officer was deemed to have performed “exceptionally.” The Committee had also retained the discretion to decrease an Officer’s 2020 bonus payout to as low as $0 if the Officer was deemed to have performed “unsatisfactorily” in 2020.

The 2020 Bonus Scale, as detailed in the chart below, was a sliding scale of target points for each of the depletions, EBIT, and resource efficiency (focused cost savings) goals. For example, the potential payouts for achievement relative to the 2020 Depletions Growth target would have been: 0% of the target if 2020 Depletions Growth was 14.0% or less; 100% of the target if 2020 Depletions Growth was 20.0%; or 250% of the target if 2020 Depletions Growth was 32.0% or greater. For the EBIT target, potential payouts would have been, for example: 0% of the target if the Company’s 2020 EBIT was $173 million or less; 100% of the target if 2020 EBIT was $188 million; or 250% of the target if 2020 EBIT was $216 million or higher. For the resource efficiency (focused cost savings) target, potential payouts would have been, for example: 0% of the target if the Company recognized $34 million or less in resource efficiencies; 100% of the target if the Company recognized $42 million in resource efficiencies; or 250% of the target if the Company recognized $47 million or more in resource efficiencies.

2020 Bonus Scale
Resource Efficiencies (millions $)	$34	$36	$38	$40	$42	$43	$44	$45	$46	$47
EBIT (millions $)	$173	$177	$181	$185	$188	$196	$201	$206	$210	$216
Depletions Growth %	14%	15%	16%	18%	20%	23%	26%	28%	30%	32%
PAYOUT %	0%	25%	50%	75%	100%	125%	150%	175%	200%	250%

In February 2021, the Compensation Committee reviewed the Company’s performance against the 2020 Bonus Scale and determined that the Company ultimately achieved 250% on the scale. In making this assessment, the Committee determined that the Company significantly exceeded each of its depletions growth, EBIT, and resource efficiency goals. As illustrated in the chart below, the Committee determined that the Company achieved 250% of target for 2020 Depletions Growth; 250% of target for EBIT; and 250% of target for resource efficiency. The Company achieved 37% depletions growth in Fiscal Year 2020, significantly exceeding growth targets. This followed depletions growth of 22% in 2019. Additionally, the Committee determined that the Company achieved $244 million in EBIT and over $57.8 million in focused cost savings. The Company’s achievement of the 2020 targets was as follows:

Achievement	% Achievement on 2020 Bonus Scale
$57.8 million in Resource Efficiencies (focused cost savings)	250%
$244 million in EBIT	250%
36% Depletions Growth	250%
PAYOUT %	250%

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The Committee accordingly approved 2020 bonuses for our Executive Officers, including the following bonuses for our Named Executive Officers: $1,975,817 for Mr. Burwick; $1,042,904 for Mr. Smalla; $834,323 for Mr. Geist; $562,022 for Mr. Troupe; and $525,000 for Ms. O’Boyle. These bonuses were paid in March 2021.

Long-Term Equity Awards

Long-Term Equity Awards (“LTE Awards”) are designed to provide Executive Officers and other select coworkers a reward for delivering long-term stockholder value and to align the interests of our key coworkers with the interests of our stockholders. LTE Awards are also an effective tool for attracting and retaining executives and other key coworkers. Our LTE Awards program is governed by our Employee Equity Incentive Plan, or “EEIP,” which was last amended on December 20, 2018. A copy of the EEIP was attached as Exhibit 10.1 to a Form 8-K filed by the Company on December 22, 2018. The primary components of our LTE Awards program – stock option awards, restricted stock units, and investment shares – are described in detail below.

Stock Option Awards

Under our EEIP, certain coworkers are eligible to receive stock option awards. While generally granted on an annual basis in March, all option grants are discretionary and may be granted by the Board upon the recommendation of the Compensation Committee at any time. For example, options may be granted at other times during the year under certain circumstances, such as the hiring of a new Executive Officer, as part of a performance review, in connection with a promotion or mid-year compensation adjustment, or to address potential retention issues. Such option awards may have vesting and performance criteria that differ from the annual grants.

The Compensation Committee believes that stock option awards are an effective way to reward Executive Officers and align their interests with the interests of Boston Beer’s stockholders, as they provide significant equity compensation only if the value of the Company’s stock increases. In addition, through the use of performance-based vesting, the Committee endeavors to assure that receipt of significant equity-based compensation requires that the Company’s performance exceeds appropriate benchmarks. Through the use of vesting over a number of years, the Committee endeavors to create an incentive for retention. The Compensation Committee has also granted time-based vesting options in the past to certain Executive Officers to encourage retention or to provide appropriate incentives to attract new executives. The Compensation Committee reviews any employment offers made to new Executive Officers that contain equity grants; any such grant is conditioned on approval of the Compensation Committee and the full Board of Directors. In assessing these offers, the Compensation Committee evaluates historical compensation for the individual, the value of the role, and compensation for peers within the Company or comparable roles within the Company’s peer group, to the extent such data is available to the Committee.

At its meeting on February 12, 2020, the Board of Directors approved, upon the recommendation of the Compensation Committee, grants of performance-based stock option awards to seven Executive Officers, to be effective in March 2020, for a total of 21,992 shares. All of the awards were issued on March 1, 2020, except Ms. O’Boyle’s award, which was issued on March 2, 2020, her first day of employment. The March 2020 option grants included the following awards to our Named Executive Officers: 7,029 option shares to Mr. Burwick, valued at $999,897 on the grant date; 1,883 option shares to Mr. Smalla, valued at $267,863 on the grant date; 1,883 option shares to Mr. Geist, valued at $267,863 on the grant date; 1,409 shares to Mr. Troupe, valued at $200,435 on the grant date, and 7,030 shares to Ms. O’Boyle, valued at $999,899 on the grant date. The option grant to Ms. O’Boyle was part of a package, approved by the Board and the Compensation Committee, to recruit and entice her to join the Company.

Each of the 2020 option awards has an exercise price of $370.79 per share, which was the closing price of Class A Shares on the last business day before the grant. The extent to which all of these option awards may become exercisable is dependent upon the Company achieving certain compounded annual growth rate targets based on net revenue growth in Fiscal Year 2021 over Fiscal Year 2019. The determination of the vesting of these stock option awards will be made by the Compensation Committee before March 1, 2022. If the compounded annual growth rate of the Company’s net revenue in Fiscal Year 2021 over Fiscal Year 2019 is equal to or greater than 3.5%, the options will vest as to one-third of the underlying shares on March 1, 2022, one-third on March 1, 2023, and one-third on March 1, 2024, contingent on continued employment on the applicable vesting dates and subject to accelerated vesting upon the occurrence of certain specified events. If the compounded annual growth rate of the Company’s net revenue in Fiscal Year 2021 over Fiscal Year 2019 is equal to or greater than 2% but less than 3.5%, the options will vest as to one-sixth of the underlying shares on March 1, 2022, one-sixth on March 1, 2023, and one-sixth on March 1, 2024, contingent on continued employment on the applicable vesting dates and subject to accelerated vesting upon the occurrence of certain specified events. The options will lapse to the extent that the growth targets are less than 2%.

Each of the option awards granted to the Company’s Executive Officers in Fiscal Year 2020 included a double-trigger Change in Control clause which provides that the option shall become immediately exercisable in the event that a Change in Control results in the termination of the employment of the optionee without cause or good reason within 12 months of the Change in Control. For the purposes of the Company’s equity grants, the term “Change in Control” means if Chairman C. James Koch and/or members of his family cease to control a majority of the Company’s Class B Shares.

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Restricted Stock Units

Restricted stock units or “RSUs” are granted by the Board of Directors upon the recommendation of the Compensation Committee. In making its recommendations, the Committee takes into account recommendations from the CEO. RSUs are generally granted on an annual basis on March 1, valued at the fair market value as of the award date. These shares of restricted stock generally vest over a four-year period, at the rate of 25% per year. On occasion, RSU grants are made at other times during the year, such as upon the hiring of a new executive or senior manager. Prior to 2019, the Board granted “Restricted Stock Awards” or “RSAs” as opposed to RSUs. Certain RSAs still remain effective and subject to vesting. RSUs are valued in terms of Class A Shares, except participants do not actually receive the underlying shares until the vesting contingencies are met. This differs from RSAs, where participants received and could vote the underlying restricted Class A Shares.

Boston Beer believes that RSUs serve as an important retention tool because: (1) for most coworkers, RSUs are easier to understand and value than stock option awards; (2) RSUs have value even if the share price decreases after the date of the award; and (3) RSUs encourage coworkers to think and act like owners of the Company. That said, the Company believes in striking a proper balance between stock option awards and RSUs for its Executive Officers.

In March 2020, the Board of Directors, upon the recommendation of the Compensation Committee, granted an aggregate of 17,707 RSUs to 89 coworkers, including nine Executive Officers. Each of the RSUs granted to the Company’s Executive Officers and other coworkers in 2020 included a double-trigger Change in Control clause. Other than the special RSU awards outlined below, all shares vest 25% per year over a four-year period, contingent on continued employment on the applicable vesting dates. These RSU awards including the following awards to our Named Executive Officers: 2,696 shares to Mr. Burwick, valued at $999,650 on the grant date, 722 shares to Mr. Smalla, valued at $267,710 on the grant date; 722 shares to Mr. Geist, valued at $267,10 on the grant date; 540 shares to Mr. Troupe, valued at $200,227 on the grant date; and 2,696 shares to Ms. O’Boyle, valued at $999,650 on the grant date. The RSU grant to Ms. O’Boyle was part of the package approved by the Board and the Compensation Committee, to recruit and entice her to join the Company.

Special RSUs

In addition to the RSUs outlined above, the Board, upon the recommendation of the Compensation Committee, granted the following special RSU awards. All of the special RSU awards included a double-trigger Change in Control clause.

Mr. Smalla received a special RSU award on March 1, 2020 in recognition of his exceptional performance, to align his overall compensation with the market, as a retention tool, and in recognition of his oversight of additional functional areas that are typically out of scope of the CFO role. Mr. Smalla’s award was for an aggregate of 8,090 RSUs, valued at $2,999,691 on the grant date. 33% of the shares will vest on March 1 in the years 2024 and 2025 and 34% of the shares will vest on March 1, 2026, contingent on his continued employment with the Company on the applicable vesting dates.

Mr. Geist received a special RSU award on March 1, 2020 as a retention tool and in recognition of his exceptional individual performance, Company sales performance under his leadership, and his twenty-three years of service to the Company. Mr. Geist’s special award was for an aggregate of 2,696 RSUs, valued at $999,650 on the grant date. All of the shares will vest on March 1, 2025, contingent on his continued employment with the Company on that date.

Mr. Troupe received a special RSU award on July 28, 2020 as a retention tool and in recognition of his past and future performance and his critical role in overseeing the Company’s supply chain operations. Mr. Troupe’s award was for an aggregate of 1,842 RSUs, valued at $1,499,738 on the grant date. 100% of the shares will vest on March 1, 2023 contingent on his continued employment with the Company on that date.

Four other key coworkers received special RSU awards in March, July, September, and December 2020, respectively.

Investment Shares

Eligible Boston Beer coworkers, including Executive Officers other than the Chairman and CEO, may also participate in the Company’s Investment Share Program, or the “ISP,” where our stock may be purchased at a discount based on tenure, encouraging equity ownership in the Company. Eligible Boston Beer coworkers, referred to herein as “ISP Eligible Coworkers,” generally must have: (1) been employed by Boston Beer for at least one year; and (2) entered into an employment agreement with Boston Beer.

Under our Investment Share Program, ISP Eligible Coworkers may annually purchase such number of Class A Shares that have a value of no greater than 10% of their annual base salary and bonus received in the immediately preceding year, up to a maximum annual investment of $17,500 (“Investment Shares”). After two full years of service with the Company, Investment Shares may be purchased at a discount. The amount of the discount is tied to years of service; the maximum discount is 40% after four full years of service. ISP Eligible Coworkers have the opportunity to purchase Investment Shares on an annual basis on March 1 each year with the purchase price based on the fair market value of the shares as of the purchase date. Investment Shares vest at the rate of 20% per year over the five-year period commencing on the effective date of purchase, contingent on continued employment with the Company on the applicable vesting dates. While the Chairman and the CEO are precluded from participating in the ISP, other Executive Officers are permitted to participate.

In 2020, Boston Beer coworkers purchased a total of 9,127 Investment Shares under the ISP, of which 234 shares were purchased by three Executive Officers. Of our NEOs, Mr. Smalla and Mr. Troupe each purchased 78 Investment Shares effective March 1, 2020.

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Executive Benefits

In 2020, the Company’s Executive Officers were eligible for the same level and offering of benefits, including annual life insurance premiums, Company matching contributions under the Company’s 401(k) plan, car allowances where applicable, Company health savings contributions under the Company’s medical plan, wellness plan reimbursements, and other benefit programs, as were made available to other coworkers. The Company provides no additional benefits to its Executive Officers. However, certain coworkers are eligible for the reimbursement of relocation, commuting, and living expenses (“Relocation Assistance”) upon hiring and for a limited period thereafter. No Executive Officers received Relocation Assistance in 2020.

How Executive Pay Levels Are Determined

As noted above, the Compensation Committee considers a number of factors in determining executive compensation, including but not limited to individual performance, responsibility level, role within the Company, tenure, a comparison of salaries paid to peers within the Company and to those with similar roles at other similarly-sized companies, and data collected in interviewing and hiring external candidates for executive positions. It also reviews the historical compensation for each Officer, including salary, bonus, and equity grants. The Committee also considers actual and unrealized gains made by the Executive Officers through historical LTE Awards.

Each year, the Compensation Committee, taking into consideration the recommendations of the CEO and the Chairman, determines the appropriate level of compensation for each Executive Officer. The Company emphasizes differentiation in executive compensation, focusing on high performers and individuals who significantly impact, or who have the potential to significantly impact, Boston Beer’s business.

Executive Compensation Analysis Timeline

While the Compensation Committee does not follow a strict calendar for establishing the parameters of executive compensation each year, it generally follows the following timeline. During and leading up to the October Compensation Committee meeting, the Committee, CEO, CFO, Chief People Officer, and the Director of Total Rewards review the Company’s peer group (if applicable), evaluate expected performance and vesting of outstanding equity grants, and review the projections for the then-current fiscal year bonus payouts. Then, at its December meeting, the Committee reviews benchmarking data, has preliminary discussions about the following year’s LTE award recommendations and bonus scale, and tentatively establishes an aggregate pool for the following year’s executive officer LTE Awards. Next, in February, the Committee meets to review management’s report on Executive Officer performance and compensation; evaluate the status of the vesting criteria of any outstanding performance-based LTE Awards; reviews and approves the achievement of the previous year’s Executive Officer bonus targets; establishes the total compensation targets for Executive Officers for the then-current fiscal year; reviews and approves the bonus scale for the then-current fiscal year; and reviews and approves the LTE Awards to be awarded in the current fiscal year, including performance criteria. LTE Awards are generally granted on March 1, bonuses are typically paid in early March, and merit increases are generally effective in March or April. Merit increases, bonus awards, equity awards, and other compensation changes may occur at other times during the year on occasion.

Compensation Assessments

The Compensation Committee has the authority to select, retain, and compensate outside executive compensation consultants and other experts as it determines is necessary to carry out its responsibilities. As one element in its assessment of the competitiveness of executive compensation packages established for Fiscal Year 2020, the Compensation Committee applied knowledge gained through an executive compensation competitive assessment relating to certain selected Executive Officers prepared by Frederic W. Cook & Co., Inc., or FW Cook, a nationally-recognized executive compensation consulting firm, presented in October 2019 (the “FW Cook Assessment”). At that time, the Compensation Committee assessed the independence of FW Cook and determined that FW Cook was independent and that no conflicts of interest existed. FW Cook reported directly to the Compensation Committee and did not provide services to, or on behalf of, any other part of our business.

FW Cook’s task was to analyze Boston Beer’s compensation programs and compensation strategies, confirm the appropriateness of the strategies, develop an updated peer group for use as a competitive frame of reference, and provide the Committee with external benchmarking information for Boston Beer’s Executive Officers. The Compensation Committee reviewed the peer group suggested by FW Cook, considering criteria such as financial similarity (primarily revenue and market capitalization), industry similarity, and number of employees. After discussion, the Committee approved the following companies as Boston Beer’s peer group:

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Boston Beer Peer Group

Calavo Growers Inc.	J&J Snack Foods Corp.	Steve Madden, Ltd.
Cal-Maine Foods Inc.	John B. Sanfilippo & Son, Inc.	The Hain Celestial Group, Inc.
Columbia Sportswear Company	Lancaster Colony Corp.	Tootsie Roll Industries, Inc.
Flower Foods	National Beverage Corp.	Vector Group Ltd.
Hostess Brands, Inc.	Oxford Industries, Inc.	YETI Holdings, Inc.
Inter Parfums, Inc.	Post Holdings

Once this peer group was established, FW Cook used multiple data sources to assess Boston Beer’s executive compensation plan going forward, including, but not limited to, the compensation paid to the CEO and other named executive officers of the peer group companies, as derived from the most recent proxy statements filed by the peer group companies and third-party surveys. The information gained from the FW Cook Assessment helped the Compensation Committee better understand market practices and provided perspective for the Committee’s determinations regarding 2020 Executive Officer compensation packages. However, while competitive market practices are considered, the Committee continues to believe that individual and Company performance, the impact of an Executive Officer’s role and function within the Company, and the Executive Officer’s contribution to the Company’s growth are similarly important drivers of total compensation decisions than comparisons against the peer group.

Additional Compensation Policies and Practices

Executive Compensation Recovery Policy

In December 2006, the Compensation Committee adopted an executive compensation recovery policy that applies to Executive Officers and the Corporate Controller. Under this policy, the Company may recover incentive income that was based on achievement of quantitative performance targets, if an Executive Officer or the Corporate Controller engaged in intentional misconduct that resulted in an increase in his or her incentive income. Incentive income includes income related to annual bonuses and LTE Awards. The Company has not been required to seek compensation recovery under this policy since its adoption.

Policies Prohibiting Hedging and Pledging Boston Beer Stock

Our Insider Trading Policy prohibits the Company’s Directors, Executive Officers and certain other coworkers who are designated as Company “Insiders” from hedging or pledging Boston Beer Stock. As of the mailing of this Proxy Statement, there were approximately 150 Boston Beer coworkers identified as Insiders because they regularly have or may have access to material non-public information about the Company. Under this policy, the Company’s Directors, Executive Officers, and designated Insiders are prohibited from engaging in any investment to reduce the risk of adverse price movements in Boston Beer stock and from offering Boston Beer stock to a lender as collateral for a loan. Trading of Boston Beer stock by Company Directors, Executive Officers and Insiders is restricted under this policy to defined window periods following our quarterly earnings releases (except pursuant to an approved Rule 10b5-1 Plan). All Directors, Executive Officers, and Insiders are also prohibited by the Insider Trading Policy from engaging in certain trading practices involving Boston Beer stock which would suggest speculation in our securities, including short-term trading, short sales, transactions involving put or call options, and purchases on margin. For all other coworkers, such practices are strongly discouraged but not prohibited, subject to prior notice to the Company.

Additionally, in February 2013, the Board adopted a separate and complementary policy that bans hedging or pledging of Boston Beer stock by all Directors, Executive Officers, and Company Insiders. This policy is also incorporated into our Corporate Governance Guidelines and Nominating/Governance Committee Charter. On an annual basis, all Company Directors and Executive Officers are required to certify compliance with this policy, which specifically prohibits such persons from: (1) purchasing or selling financial instruments, such as prepaid variable forward contracts, equity swaps, collars, or exchange funds that are designed to hedge or offset any decrease in the market value of Boston Beer stock; (2) engaging in short sales of Boston Beer stock; or (3) holding Boston Beer stock in a margin account or entering into any transaction involving the pledge or other use of Boston Beer stock as collateral to secure indebtedness or other obligations. All other coworkers are discouraged but not prohibited by this policy from entering into hedging transactions and engaging in short sales related to Boston Beer stock. The Company knows of no violations of this policy since its adoption.

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Stock Ownership and Retention Guidelines

To foster a culture of ownership and further align the long-term interests of the Directors with those of stockholders, in 2013, the Board of Directors, upon the recommendation of both the Compensation Committee and the Nominating/Governance Committee, adopted guidelines setting target stock ownership of six times annual cash salary for the Chairman and CEO and six times annual cash compensation for the non-employee Directors, and retention of a portion of the net shares received upon exercise of certain stock option awards for a period of time.

The following requirements apply to all LTE Awards to the Chairman granted after February 7, 2013: (i) retention of 75% of net shares for six months after exercise or vesting, and (ii) retention of 50% of net shares for one year after exercise or vesting.

The CEO and the non-employee Directors have an indefinite period to achieve the target ownership, but for all LTE Awards granted after February 7, 2013, they must retain 100% of Net Shares until the target has been achieved, and if not achieved within five years, they must retain 75% of Net Shares on any LTE Awards granted prior to February 7, 2013. After their respective targets have been achieved, the same retention requirements that apply to the Chairman apply to them for all new LTE Awards granted after February 7, 2013. For the purposes of these guidelines, “Net Shares” means shares acquired upon the exercise of an option or the vesting of restricted stock, after the payment any applicable exercise price or taxes.

Ownership requirements lapse on the first to occur of: (i) the first anniversary of voluntary termination of employment or resignation from the Board; (ii) the first anniversary of involuntary termination of employment or resignation or removal from the Board for cause; (iii) involuntary termination of employment or resignation from the Board other than for cause; (iv) death; and (v) for individuals other than Mr. Koch, a Change in Control.

The Compensation Committee reviewed the progress made on the equity ownership guidelines at its meeting on December 7, 2020 and determined that five Directors had achieved their respective share ownership targets, while four Directors had yet to achieve their respective share ownership targets.

Tax Deductibility under Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code limits to $1,000,000 the tax deductibility by a publicly-traded corporation of compensation paid to the CEO and certain other Named Executive Officers. However, prior to the enactment of the Tax Cuts and Jobs Act of 2017 on December 22, 2017, compensation that qualified as “performance-based” was excluded from the $1,000,000 limit if, among other requirements, the compensation was payable only upon the attainment of pre-established, objective performance goals under a plan approved by stockholders. In 2014, the EEIP was amended to include specific performance measures to be used for restricted stock awards or discretionary stock options granted to certain Executive Officers and senior managers that were designed to qualify for the performance-based compensation exception under Section 162(m). On December 20, 2018, the EEIP was amended to eliminate certain plan features and limitations that are no longer applicable following the repeal of the qualified performance-based exception under Section 162(m).

The bonuses and stock option awards granted to the Named Executive Officers have been approved, in accordance with the requirements of Section 162(m) and the EEIP, by the Class B Stockholder, who acts with sole authority on such matters. Starting on January 1, 2018, performance-based compensation is no longer excluded from the $1,000,000 limit, unless the compensation was granted under “written binding contracts” in effect as of November 2, 2017, which is the case for all LTE Awards granted by the Company. Prior to 2018, total annual cash compensation paid to any individual executive that has not been performance-based has not exceeded $1,000,000. The Compensation Committee will continue to monitor the compensation levels potentially payable under Boston Beer’s compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, Boston Beer’s compensation philosophy, and the Company’s best interests. Boston Beer has not adopted a policy that all executive compensation be fully deductible.

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Fiscal Year 2020 Named Executive Officer Compensation

Compensation of David A. Burwick, President & Chief Executive Officer

On January 23, 2018, the Company entered into an offer letter (the “Burwick Offer Letter”) for Mr. Burwick to join the Company as President & Chief Executive Officer, which offer was contingent upon subsequent approval by the Board of Directors and the Compensation Committee. The appointment and the details of the Burwick Offer Letter were subsequently approved by the Compensation Committee on February 13, 2018 and the Board of Directors on February 14, 2018. A copy of the Burwick Offer Letter was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 16, 2018.

Mr. Burwick commenced service as President and Chief Executive Officer on April 2, 2018.

His compensation in 2020 included a base salary, a performance-based bonus made pursuant to the Company’s bonus program, and two LTE Awards made pursuant to the Company’s long-term equity program, all of which was outlined in the Burwick Offer Letter. Approximately 62% of Mr. Burwick’s total 2020 compensation was performance-based.

Mr. Burwick earned total compensation of $4,778,389 in 2020, the mix of which is set forth below:

President & CEO David A. Burwick’s 2020 Total Compensation Mix
Base Salary Received	$790,327
Performance Bonus Earned	$1,975,817
March 1, 2020 Stock Option Award	$999,897
March 1, 2020 RSU Award	$999,650
Other Compensation	$12,698
TOTAL	$4,778,389
•	Base Salary: Mr. Burwick’s annual base salary of $795,675 was approved by the Compensation Committee and the Board of Directors in February 2020, representing a 3% increase of his 2019 base salary of $772,500. The merit increase was effective on March 23, 2020, the same effective date as other coworkers.

•	Performance Bonus: The 2020 Bonus Scale is described in more detail above under the heading “Cash Incentive Bonuses” above. As noted in that section, the Company achieved 36% depletions growth under Mr. Burwick’s guidance in Fiscal Year 2019, significantly exceeding growth targets. This followed depletions growth of 22% in 2019, which marked a significant turnaround following overall depletions decreases of 13% in 2018 and 7% in 2017. As described under the “Cash Incentive Bonuses” heading, the Compensation Committee reviewed Fiscal Year 2020 Company performance against the 2020 Bonus Scale and determined that the Company achieved 250% on the scale. The Committee accordingly approved a bonus to Mr. Burwick in the amount of $1,975,817, which was paid in March 2021.

•	Performance-Based Stock Option Award: On March 1, 2020, the Company granted Mr. Burwick a performance-based stock option award for a total of 7,029 shares, valued at $999,897 on the grant date. As described in more detail under the heading “Stock Option Awards” the option shares have an exercise price of $370.79, are contingent upon net revenue growth in Fiscal Year 2021 over Fiscal Year 2019, have a three-year vesting schedule from March 2022 to March 2024 should the performance criteria be achieved, and are contingent on continued employment on the applicable vesting dates. The stock option award is identical in nature to the stock option awards granted to the other NEOs on March 1, 2020.

•	RSUs: On March 1, 2020, the Company granted Mr. Burwick an award of 2,696 RSUs, valued at $999,650 on the grant date. As described in more detail under the heading “Restricted Stock Units” the RSUs vest over a four-year period and are contingent upon continued employment on the applicable vesting dates. The RSUs are identical in nature to the RSUs granted to the other NEOs on March 1, 2020, except for the special RSUs granted to Mr. Smalla and Mr. Geist.

•	Other Compensation: “Other Compensation” includes $11,400 in matching contributions to the Company’s 401(k) plan and $1,298 in Company contributions to annual group life insurance, accidental death and dismemberment insurance, and short-term and long-term disability. Mr. Burwick was eligible for the same level and offering of these benefits as other Company coworkers.

Mr. Burwick’s compensation in 2020 was consistent with the Burwick Offer Letter and the structure of his compensation was consistent with that of our other NEOs. The Compensation Committee also believes that Mr.  Burwick’s compensation package is structured in a way that provides him with appropriate incentives and rewards for superior performance and increasing stockholder value. As reported in a Form 8-K filed with the SEC on February 12, 2021, in late 2020 the Compensation Committee, with guidance from an independent executive compensation consulting firm, determined that Mr. Burwick’s total target compensation was below the market median total target compensation for chief executive officers at similarly-sized companies. As such, the Committee approved certain changes to Mr. Burwick’s compensation structure in 2021, all of which are outlined in the February 12, 2021 Form 8-K.

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The Summary Compensation Table included in this Proxy Statement sets forth all compensation received by Mr. Burwick during Fiscal Year 2020. There is no Company-sponsored retirement program for Mr. Burwick other than the Company’s 401(k) plan, and he receives no benefits or perquisites from Boston Beer other than the benefits generally available to our coworkers. Mr. Burwick does not have a severance or change in control arrangement, other than the Change in Control provisions in his LTE Awards, which are described in detail under the heading “Employment Contracts, Termination of Employment, and Change in Control Agreements.”

Compensation of Named Executive Officers Other than the CEO

As described in more detail under the heading “Components of Executive Compensation and Determination of Compensation Mix”, the primary components of the compensation of our Named Executive Officers in 2020, other than Mr. Burwick, were as follows.

Base Salary: The following table shows the 2020 base salary, the corresponding percentage increase above the 2019 base salary level, and the actual salary earned in 2020 of our other Named Executive Officers.

Name	Title	Base Salary for 2020	Increase from 2019 Base Salary	Actual Salary Earned in 2020
Frank H. Smalla	Treasurer and CFO	$562,400	5.0%	$556,215
John C. Geist	Chief Sales Officer	$562,400	5.0%	$556,215
Quincy B. Troupe	Senior Vice President, Supply Chain	$500,000	24.8%	$449,617
Carolyn L. O’Boyle	Chief People Officer	$420,000	—	$347,308

In February 2020, the Compensation Committee considered recommendations made by the CEO for salary adjustments and concluded that the recommended base salary for each of our NEOS, as adjusted, was within the appropriate range for their experience and job responsibilities. The merit increases were effective on March 23, 2020, the same effective date as other coworkers. Ms. O’Boyle’s proposed base salary was also approved by the Committee at that time. She commenced service as Chief People Officer on March 2, 2020.

At the recommendation of the Compensation Committee, on July 29, 2020 the full Board approved another increase to the base salary of Mr. Troupe to $500,000, an 18.8% increase from the base salary approved in February 2020. This increase was in recognition of Mr. Troupe’s past and future contributions and his integral role to the Company.

Bonus: For Fiscal Year 2020, the overall cash incentive target bonus potential of our other Named Executive Officers was: (1) 75% of base salary for Mr. Smalla; (2) 60% of base salary for Mr. Geist; and (3) 50% of base salary from Mr. Troupe and Ms. O’Boyle. The foregoing percentages were unchanged from 2019, except for Mr. Smalla, whose Bonus Target increased from 60% of his base salary to 75% of his base salary, in recognition of his performance, competitive market benchmarking, and his oversight of additional functional areas that are typically out of scope of the CFO role. The increase was approved by the Compensation Committee in February 2020.

Achievement of these bonuses for 2020 was based on Company performance against the Company Goals. As described in the “Cash Incentive Bonuses” section, in February 2021 the Compensation Committee determined that the Company achieved 250% on the Bonus Scale, based on significantly exceeding the depletions growth, EBIT, and resource efficiency targets. As a result, the Committee approved total bonus payments to our other NEOs as follows:

Name	Title	2020 Bonus, Paid in March 2021
Frank H. Smalla	Treasurer and CFO	$1,042,904
John C. Geist	Chief Sales Officer	$834,323
Quincy B. Troupe	Senior Vice President, Supply Chain	$562,022
Carolyn L. O’Boyle	Chief People Officer	$525,000

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Equity Awards: In March 2020, the Company granted annual performance-based stock option awards and RSUs to each of our NEOs, which awards had been approved by the Compensation Committee and the Board of Directors in February 2020. The number of shares awarded and the value of the awards of the grant date for each of these awards are shown in the below chart.

Name	Title	Stock Option Award	RSUs
Frank H. Smalla	Treasurer and CFO	1,883 option shares	722 shares
		$267,863	$267,710
John C. Geist	Chief Sales Officer	1,883 option shares	722 shares
		$267,863	$267,710
Quincy B. Troupe	Senior Vice President, Supply Chain	1,409 option shares	540 shares
		$200,435	$200,227
Carolyn L. O’Boyle	Chief People Officer	7,030 option shares	2,696 shares
		$999,899	$999,650

All of the awards were issued on March 1, 2020, except Ms.  O’Boyle’s award, which was issued on March  2, 2020, her first day of employment. As described in more detail under the heading “Stock Option Awards,” the option shares have an exercise price of $370.79 and are contingent upon net revenue growth in Fiscal Year 2021 over Fiscal Year 2019. As described in more detail under the heading “Restricted Stock Units,” the RSUs will vest 25% per year over a four-year period, contingent on continued employment on the applicable vesting dates.

In addition to the RSUs outlined above, the Board, upon the recommendation of the Compensation Committee, granted special RSU awards to Mr. Smalla, Mr. Geist, and Mr. Troupe in 2020.

Mr. Smalla received a special RSU award on March 1, 2020 in recognition of his exceptional performance, to align his overall compensation with the market, as a retention tool, and in recognition of his oversight of additional functional areas that are typically out of scope of the CFO role. Mr. Smalla’s award was for an aggregate of 8,090 RSUs, valued at $2,999,691 on the grant date. 33% of the shares will vest on March 1 in the years 2024 and 2025 and 34% of the shares will vest on March 1, 2026, contingent on his continued employment with the Company on the applicable vesting dates.

Mr. Geist received a special RSU award on March 1, 2020 as a retention tool and in recognition of his exceptional individual performance, Company sales performance under his leadership, and his twenty-three years of service to the Company. Mr. Geist’s special award was for an aggregate of 2,696 RSUs, valued at $999,650 on the grant date. All of the shares will vest on March 1, 2025, contingent on his continued employment with the Company on that date.

Mr. Troupe received a special RSU award on July 28, 2020 as a retention tool and in recognition of his past and future performance and his critical role in overseeing the Company’s supply chain operations. Mr. Troupe’s award was for an aggregate of 1,842 RSUs, valued at $1,499,738 on the grant date. 100% of the shares will vest on March 1, 2023 contingent on his continued employment with the Company on that date.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held on May 19, 2021, and incorporated by reference in the Company’s Annual Report on Form 10-K for Fiscal Year 2020.

Michael Spillane, Chair
Michael M. Lynton
Julio N. Nemeth

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is, or during Fiscal Year 2020 was, an officer or employee of Boston Beer or any of its subsidiaries, and no Compensation Committee member has any interlocking relationship with the Company which is required to be reported under applicable rules and regulations of the SEC.

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Executive Compensation

Summary Compensation Table

The following table summarizes the compensation of our 2020 Named Executive Officers for Fiscal Year 2020, Fiscal Year 2019, and Fiscal Year 2018.

						Restricted				Non-Equity
Name and Principal	Fiscal					Stock		Option		Incentive Plan		All Other
Position	Year	Salary	(1)	Bonus	(1)(2)	Awards	(3)	Awards	(3)	Compensation	(1)	Compensation	(4)	Total
David A. Burwick	2020	$790,327		$0		$999,650		$999,897	(5)	$1,975,817		$12,698		$4,778,389
President & CEO	2019	$767,308		$0		$999,879		$999,307	(6)	$1,434,865		$10,193		$4,211,552
	2018	$562,500		$1,600,000		$14,749,723		$1,000,910	(7)	$1,515,000		$609,535		$20,060,167
Frank H. Smalla	2020	$556,215		$0		$3,267,401	(8)	$267,863	(5)	$1,042,904		$13,698		$5,148,082
Treasurer & CFO	2019	$532,000		$50,000		$259,737		$259,899	(6)	$621,904		$11,193		$1,734,734
	2018	$516,538		$0		$249,959		$249,984	(7)	$626,045		$63,474		$1,706,000
John C. Geist	2020	$556,215		$0		$1,267,360	(8)	$267,863	(5)	$834,323		$21,382		$2,947,143
Chief Sales Officer	2019	$532,000		$50,000		$259,737		$259,899	(6)	$621,904		$17,798		$1,741,339
	2018	$516,538		$0		$249,959		$249,984	(7)	$626,045		$17,643		$1,660,169
Carolyn L. O’Boyle	2020	$347,308		$0		$999,650	(8)	$999,899	(5)	$525,000		$10,636		$2,882,493
Chief People Officer	2019	$—		$—		$—		$—		$—		$—		$—
	2018	$—		$—		$—		$—		$—		$—		$—
Quincy B. Troupe	2020	$449,617		$0		$1,699,965	(8)	$200,435	(5)	$562,022		$14,658		$2,926,697
Senior Vice President, Supply Chain	2019	$397,977		$0		$194,412		$194,370	(6)	$372,108		$11,198		$1,170,066
	2018	$380,808		$0		$199,891		$174,981	(7)	$384,616		$11,043		$1,157,050

(1)	Included in this column are amounts earned, although not necessarily received, during the corresponding fiscal year.

(2)	The Compensation Committee, on occasion, awards Executive Officers additional discretionary bonus payments outside of the scope of the Executive Officer’s incentive bonus goal plan in recognition of exceptional performance, in connection with hiring, or for other reasons.

(3)	Reflects the dollar amount of the aggregate grant date fair value of awards granted during each fiscal year as computed in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). The methods and assumptions used in valuing the stock option and restricted stock awards in accordance with ASC 718 are described in the Company’s audited financial statements for Fiscal Year 2020 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2020.

(4)	Includes annual group life insurance premium, Company matching contributions under the Company’s 401(k) plan paid in the respective year, car allowances as applicable, Company health savings contributions under the Company’s medical plan paid in the respective year, accrued but unused paid time off reimbursed to former employees, fitness reimbursements, and Relocation Assistance if applicable. In Fiscal Year 2020, Mr. Burwick, Mr. Smalla, Mr. Geist, and Mr. Troupe each received 401(k) plan matching contributions in the amount of $11,400; Ms. O’Boyle received 401(k) plan matching contributions in the amount of $8,879.

(5)	Grant contains performance-based vesting conditions based on depletions growth as fully described under the heading “Long-Term Equity Awards -Stock Option Awards” above; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. The Compensation Committee will determine if the performance criteria have been met prior to March 1, 2022.

(6)	Grant contains performance-based vesting conditions based on depletions growth as fully described under the heading “Long-Term Equity Awards -Stock Option Awards” above; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. In February 2021, the Compensation Committee determined that the performance criteria had been achieved.

(7)	Grant contains performance-based vesting conditions based on depletions growth as fully described under the heading “Long-Term Equity Awards -Stock Option Awards” above; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. In February 2020, the Compensation Committee determined that the performance criteria had been achieved.

(8)	Grant contains long-term service-based vesting conditions; as such, the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures.

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We have not paid or provided any perquisites to any of our Executive Officers, either individually or in the aggregate, in excess of $10,000. Investment Shares of the Company’s Class A Common Stock purchased by Executive Officers at a discount under the ISP are not included in the Summary Compensation Table. The Chairman and the CEO are not eligible for the ISP. Executive Officers other than the Chairman and the CEO receive the same opportunity under the ISP as other ISP Eligible Employees. On December 26, 2020, Mr. Smalla and Mr. Geist held unvested Investment Shares.

Grants of Plan-Based Awards in Fiscal Year 2020

The following table describes the potential range of annual cash incentive awards and potential payouts under equity incentive awards for Fiscal Year 2020 performance, the actual stock option awards granted during Fiscal Year 2020, the actual RSUs granted during Fiscal Year 2020, and the grant date fair value of the equity awards.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Possible Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option		Closing Price on Date of	Grant Date Fair Value of Stock and Option
Name/Type of Award	Grant Date	Approval Date		Target ($)	Maximum ($)	Target (sh)		Maximum (sh)		Shares of Stock	Underlying Options	Awards ($/sh)		Grant ($/sh)	Awards ($)(2)
David A. Burwick
Annual Incentive				$790,327	$1,875,817
Performance Option	03/01/2020	2/19/2020	(3)			7,029	(4)	7,029	(4)			$370.79	(3)	$370.79	$999,875
RSU	03/01/2020	2/19/2020	(3)							2,696					$999,650
Frank H. Smalla
Annual Incentive				$417,162	$1,042,904
Performance Option	03/01/2020	2/19/2020	(3)			1,883	(4)	1,883	(4)			$370.79	(3)	$370.79	$267,857
RSU	03/01/2020	2/19/2020	(3)							722					$267,710
RSU	03/01/2020	2/19/2020	(3)							8,090					$2,999,691
John C. Geist										3,418
Annual Incentive				$333,729	$834,323
Performance Option	03/01/2020	2/19/2020	(3)			1,883	(4)	1,883	(4)			$370.79	(3)	$370.79	$267,857
RSU	03/01/2020	2/19/2020	(3)							722					$267,710
RSU	03/01/2020	2/19/2020	(3)							2,696					$999,650
Carolyn L. O’Boyle
Annual Incentive				$525,000	$525,000
Performance Option	03/02/2020	2/19/2020	(5)			7,030	(4)	7,030	(4)			$370.79	(5)	$370.79	$1,000,018
RSU	03/02/2020	2/19/2020	(5)							2,696					$999,650
Quincy B. Troupe
Annual Incentive				$224,809	$562,022
Performance Option	03/01/2020	2/19/2020	(3)			1,409	(4)	1,409	(4)			$370.79	(3)	$370.79	$200,430
RSU	03/01/2020	2/19/2020	(3)							640					$237,306
RSU	07/28/2020	7/29/2020	(6)							1,842					$1,499,738

(1)	Bonus payouts are determined in accordance with a scale that provides for between 0% and 250% payout. The target represents 100% payout for full achievement of the performance goals, whereas the maximum represents 250% payout for achievement above the performance goals. Nevertheless, the Compensation Committee has the discretion to adjust the actual payout upon evaluation of overall achievement.

(2)	Reflects the dollar amount of the aggregate grant date fair value of awards granted during the fiscal year as computed in accordance with ASC 718. The method and assumptions used in valuing the equity awards in accordance with ASC 718 are described in Notes B and N to the Company’s audited financial statements for Fiscal Year 2020, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 17, 2021.

(3)	On February 19, 2020, upon the recommendation of the Compensation Committee, the Board of Directors granted the above stock options effective as of March 1, 2020, with an exercise price equal to the closing price of the Company’s stock on the last trading day immediately prior to the grant date.

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(4)	The option vests at 33.3% per year starting on March 1, 2022, provided certain criteria are met. The vesting of each option is contingent on the Company achieving certain performance criteria. If the compounded annual growth rate of the Company’s net revenue in 2021 over 2019 is equal to or greater than 2%, but less than 3.5%, 50% of the number of shares will be eligible to vest in accordance with the vesting schedule. If the compounded annual growth rate of the Company’s net revenue in 2021 over 2019 is equal to or greater than 3.5%, 100% of the number of shares shall be eligible to vest in accordance with the vesting schedule.

(5)	Upon the recommendation of the Compensation Committee, the Board of Directors granted stock options to Ms. O’Boyle on March 2, 2020, with an exercise price equal to the closing price of the Company’s stock on the last trading day immediately prior to the grant date.

(6)	Upon the recommendation of the Compensation Committee, the Board of Directors granted RSUs to Mr. Troupe on July 28, 2020. The award was approved by the Board in July 2020.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table sets forth information regarding LTE Awards granted to our Named Executive Officers that were outstanding as of December 26, 2020.

			Option Awards						Stock Awards
Name	No. of Securities Underlying Unexercised Options Exercisable		No. of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price ($)	Option Expiration Date	No. of Shares of Stock That Have Not Vested		Market Value of Shares that Have Not Vested ($)(1)
David A. Burwick	2,481	(2)	—		—		$104.68	05/22/2022	13,083	(6)	$13,278,329
	1,644	(2)	—		—		$151.49	05/28/2023	11,266	(7)	$11,434,201
	1,116	(2)	—		—		$214.83	06/04/2024	2,617	(8)	$2,656,072
	940	(2)	—		—		$262.25	05/27/2025	2,400	(9)	$2,435,832
	1,560	(2)	—		—		$157.58	05/25/2026	2,696	(10)	$2,736,251
	1,698	(2)	—		—		$140.05	05/18/2027
	3,319		6,640	(3)	—		$229.30	04/30/2028
	—		—		7,352	(4)	$312.56	02/28/2029
	—		—		7,029	(5)	$370.79	02/28/2030
Frank H. Smalla	—		26,903	(11)	—		$192.26	02/23/2026	786	(13)	$797,735
	1,007		2,016	(12)	—		$191.10	12/31/2027	624	(9)	$633,316
	—		—		1,911	(4)	$312.56	02/28/2029	722	(10)	$732,779
	—		—		1,883	(5)	$370.79	02/28/2030	8,090	(14)	$8,210,784
John C. Geist	—		50,096	(15)	—		$201.91	01/01/2026	786	(13)	$797,735
	—		3,023	(12)	—		$191.10	12/31/2027	624	(9)	$633,316
	—		—		1,911	(4)	$312.56	02/28/2029	722	(10)	$732,779
	—		—		1,883	(5)	$370.79	02/28/2030	2,696	(16)	$2,736,251
Carolyn L. O’Boyle	—		—		7,030	(5)	$370.79	02/28/2030	2,696	(10)	$2,736,251
Quincy B. Troupe	—		13,452	(11)	—		$192.26	02/23/2026	628	(13)	$637,376
	705		1,411	(12)	—		$191.10	12/31/2027	467	(9)	$473,972
	—		—		1,430	(4)	$312.56	02/28/2029	540	(10)	$548,062
	—		—		1,409	(5)	$370.79	02/28/2030	1,842	(17)	$1,869,501

(1)	Market value of shares that have not vested is calculated using a stock price of $1,014.93, which is the closing price of the Company’s stock on the last trading day of Fiscal Year 2020.

(2)	Stock option awards granted under the Director Option Plan, prior to Mr. Burwick’s appointment as President and CEO.

(3)	Stock option award granted on April 30, 2018. Contingent on certain performance criteria being met and continued employment on the applicable vesting date, one-third of the shares vested or will vest on March 1, 2020, January 1, 2021, and January 1, 2022. In February 2020, the Compensation Committee determined that the performance criteria had been met.

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(4)	Stock option award granted on March 1, 2019. Contingent on certain performance criteria being met and continued employment on the applicable vesting date, one-third of the shares vested or will vest on March 1 in each of the years 2021 to 2023. In February 2021, the Compensation Committee determined that the performance criteria had been met.

(5)	Stock option award granted on March 1, 2020. Contingent on certain performance criteria being met and continued employment on the applicable vesting date, one-third of the shares will vest on March 1 in each of the years 2022 to 2024.

(6)	RSA granted on April 30, 2018. Contingent on Mr. Burwick’s continued employment by the Company on the applicable vesting date, 50% of the shares vested on April 30, 2020, 25% of the shares will vest on April 30, 2021, and 25% of the shares will vest on April 30, 2022.

(7)	RSA granted on April 30, 2018. Contingent on Mr. Burwick’s continued employment by the Company on the applicable vesting date, one-third of the shares vested or will vest on April 30 in the years 2019, 2020, and 2021.

(8)	RSA granted on April 30, 2018. Contingent on Mr. Burwick’s continued employment by the Company on the applicable vesting date, 20% of the shares vested or will vest on January 1 in the years 2019 to 2023.

(9)	RSU granted on March 1, 2019. Contingent on continued employment by the Company on the applicable vesting date, 25% of the shares vested or will vest on March 1 in the years 2020 to 2023.

(10)	RSU granted on March 1, 2020. Contingent on continued employment by the Company on the applicable vesting date, 25% of the shares vested or will vest on March 1 in the years 2021 to 2024.

(11)	Stock option award granted on February 23, 2016. Contingent on continued employment by the Company on the applicable vesting date, 20% of the shares vested or will vest on February 23 in the years 2019 to 2023.

(12)	Stock option award granted on January 1, 2018. Contingent on certain performance criteria being met and continued employment on the applicable vesting date, one-third of the shares vested or will vest on March 1 in each of the years 2020 to 2022. In February 2020, the Compensation Committee determined that the performance criteria had been met.

(13)	RSA granted on January 1, 2018. Contingent on continued employment by the Company on the applicable vesting date, 20% of the shares vested or will vest on January 1 in the years 2019 to 2023.

(14)	RSU granted on March 1, 2020. Contingent on continued employment by the Company on the applicable vesting date, 33% of the shares will vest on March 1 in the years 2024 to 2026.

(15)	Stock option award granted on January 1, 2016. Contingent on continued employment by the Company on the applicable vesting date, 25% of the shares vested or will vest on January 1 in the years 2021 to 2024.

(16)	RSU granted on March 1, 2020. Contingent on continued employment by the Company on the vesting date, 100% of the shares will vest on March 1, 2025.

(17)	RSU granted on July 28, 2020. Contingent on continued employment by the Company on the vesting date, 100% of the shares will vest on March 1, 2023.

Option Exercises and Stock Vested in Fiscal Year 2020

The following table sets forth information regarding options exercised by our Named Executive Officers in Fiscal Year 2020, RSAs and/ or RSUs previously granted to our Named Executive Officers that vested during Fiscal Year 2020, and information regarding the value realized on such exercises and vestings.

	Option Awards			RSAs & RSUs
Name	No. of Shares Acquired on Exercise (#)		Value Realized on Exercise	No. of Shares Vested (#)	Value Realized on Vesting
David A. Burwick	10,000	(1)	$5,644,151	26,020	$11,986,503
Frank H. Smalla	17,934		$11,667,180	491	$180,547
John C. Geist	9,007		$3,072,448	517	$186,899
Carolyn L. O’Boyle	—		—	—	$—
Quincy B. Troupe	4,483		$853,402	379	$138,723

(1)	Stock option awards were granted pursuant to our Director Option Plan, prior to Mr. Burwick being appointed as our President and CEO.

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Employment Contracts, Termination of Employment, and Change in Control Agreements

Stockholder Rights Agreement

A Stockholder Rights Agreement between Boston Beer and our initial stockholders provides that so long as Mr. Koch remains an employee of Boston Beer: (1) he will devote such time and effort as a full-time, forty (40) hours-per-week occupation, as may be reasonably necessary for the proper performance of his duties and to satisfy the business needs of the Company; (2) Boston Beer will provide Mr. Koch with benefits no less favorable than those formerly provided to him by the Boston Beer Company Limited Partnership; and (3) Boston Beer will purchase and maintain in effect term life insurance on the life of Mr. Koch.

Non-Compete Agreements

Except for coworkers covered by a collective bargaining agreement (“CBA”), all full-time coworkers at Boston Beer, including each of our Named Executive Officers, are required to enter into a non-competition agreement with Boston Beer that prohibits them from accepting employment with a competitor for a specified time period after leaving the Company. Nevertheless, all coworkers at Boston Beer not covered by a CBA are employed “at-will.”

Change in Control Provisions in LTE Awards

Our LTE Awards do not discriminate in scope or terms of operation for Executive Officers or other salaried coworkers. As of the end of Fiscal Year 2020, all outstanding LTE Awards granted under the EEIP on or before December 31, 2015, including those granted to our Named Executive Officers, vest or become immediately exercisable in full in the event of a Change in Control. All outstanding LTE Awards granted between January 1, 2016 and December 31, 2020, including those granted to our Named Executive Officers, become immediately exercisable in full in the event that: (1) there is a Change in Control; and (2) it results in the termination of the employment of the equity holder without cause or good reason within 12 months of the Change in Control.

Potential Payments Upon Termination or Change in Control

As of December 26, 2020, we did not have employment agreements, severance arrangements, life insurance agreements, or change in control plans with any of our currently-serving Named Executive Officers that would provide severance benefits in the event of the termination of their employment or a Change in Control. However, the EEIP provides participants, including our Named Executive Officers, with certain rights in the event of the termination of their employment, including by reason of death or disability or upon a Change in Control of Boston Beer. This section describes the rights of our Named Executive Officers in the hypothetical event that such contingencies occurred on December 26, 2020. On that date, the market price of Boston Beer Class A Common Stock was $1,014.93.

For the purposes of the Company’s equity grants, the term “Change in Control” means if Mr. Koch and/or members of his family cease to control a majority of the Company’s issued and outstanding Class B Common Stock, and the term “Qualified Termination” means if the Change in Control results in the termination of the employment of the participant without cause or good reason within 12 months of the Change in Control. “Cause” means: (i) engaging in knowing and intentional illegal conduct that was or is materially injurious to the Company or its affiliates; (ii) violating a federal or state law or regulation applicable to the Company’s business, which violation was or is reasonably likely to be injurious to the Company; (iii) being convicted of, or entering a plea of nolo contendere to, a felony or committing any act of moral turpitude, dishonesty, or fraud against the Company, or (iv) the misappropriation of material property belonging to the Company or its affiliates. “Good Reason” means, without the participant’s written consent: (i) a reduction in base salary; or (ii) a relocation of principal place of work to a location more than 50 miles away from the workplace prior to the relocation; or (iii) the significant reduction of duties or responsibilities when compared to duties or responsibilities in effect immediately prior to the Change in Control.

Payments or benefits under other plans and arrangements that are generally provided on a non-discriminatory basis to all similarly-situated employees of the Company upon the termination of their employment are not described, including: (a) accrued base salary; (b) annual incentive earned with respect to completed performance periods; (c) distribution of vested account balances under the Company’s 401(k) plan; and (d) life insurance benefits generally available to all fulltime coworkers.

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David A. Burwick

In the hypothetical event of Mr. Burwick’s death, disability, or Qualified Termination on December 26, 2020, he (or his estate in the event of death) would have had:

•	6,640 option shares immediately vest pursuant to his April 30, 2018 stock option award, exercisable at a price of $229.30. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would have received gross income of $5,216,583.

•	7,352 option shares immediately vest pursuant to his March 1, 2019 stock option award, exercisable at a price of $312.56. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would have received gross income of $5,163,824.

•	7,029 option shares immediately vest pursuant to his March 1, 2020 stock option award, exercisable at a price of $370.79. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would have received gross income of $4,527,660.

•	32,062 restricted shares (RSAs or RSUs) immediately vest pursuant to the terms of those awards. In the hypothetical event that he sold those shares at the market price on that date, he would have received gross income of $32,540,686.

In aggregate, Mr. Burwick would have received gross income of $47,448,753 upon occurrence of the hypothetical events described above.

Frank H. Smalla

In the hypothetical event of Mr. Smalla’s death, disability, or Qualified Termination on December 26, 2020, he (or his estate in the event of death) would have had:

•	26,903 option shares immediately vest pursuant to his February 23, 2016 stock option award, exercisable at a price of $192.26. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would have received gross income of $22,132,291.
•	2,016 option shares immediately vest pursuant to his January 1, 2018 stock option award, exercisable at a price of $191.10. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would have received gross income of $1,660,841.
•	1,911 option shares immediately vest pursuant to his March 1, 2019 stock option award, exercisable at a price of $312.56. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would have received gross income of $1,342,229.
•	1,883 option shares immediately vest pursuant to his March 1, 2020 stock option award, exercisable at a price of $370.79. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would have received gross income of $1,212,916.
•	10,222 restricted shares (RSAs or RSUs) immediately vest pursuant to the terms of those awards. In the hypothetical event that he sold those shares at the market price on that date, he would have received gross income of $10,374,614.

In aggregate, Mr. Smalla would have received gross income of $36,722,891 upon occurrence of the hypothetical events described above.

John C. Geist

In the hypothetical event of Mr. Geist’s death, disability, or Qualified Termination on December 26, 2020, he (or his estate in the event of death) would have had:

•	50,096 option shares immediately vest pursuant to his January 1, 2016 stock option award, exercisable at a price of $201.91. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would have received gross income of $40,729,050.
•	2,016 option shares immediately vest pursuant to his January 1, 2018 stock option award, exercisable at a price of $191.10. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would have received gross income of $1,660,841.
•	1,911 option shares immediately vest pursuant to his March 1, 2019 stock option award, exercisable at a price of $312.56. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would have received gross income of $1,342,229.
•	1,883 option shares immediately vest pursuant to his March 1, 2020 stock option award, exercisable at a price of $370.79. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would have received gross income of $1,212,916.
•	4,828 restricted shares (RSAs or RSUs) immediately vest pursuant to the terms of those awards. In the hypothetical event that he sold those shares at the market price on that date, he would have received gross income of $4,900,082.

In aggregate, Mr. Geist would have received gross income of $49,845,118 upon occurrence of the hypothetical events described above.

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Quincy B. Troupe

In the hypothetical event of Mr. Troupe’s death, disability, or Qualified Termination on December 26, 2020, he (or his estate in the event of death) would have had:

•	13,452 option shares immediately vest pursuant to his February 23, 2016 stock option award, exercisable at a price of $192.26. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would have received gross income of $11,066,557.
•	1,411 option shares immediately vest pursuant to his January 1, 2018 stock option award, exercisable at a price of $191.10. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would have received gross income of $1,162,424.
•	1,430 option shares immediately vest pursuant to his March 1, 2019 stock option award, exercisable at a price of $312.56. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would have received gross income of $1,004,389.
•	1,409 option shares immediately vest pursuant to his March 1, 2020 stock option award, exercisable at a price of $370.79. In the hypothetical event that he exercised and sold those shares at the market price on that date, he would have received gross income of $907,593.
•	5,319 restricted shares (RSAs or RSUs) immediately vest pursuant to the terms of those awards. In the hypothetical event that he sold those shares at the market price on that date, he would have received gross income of $5,398,413.

In aggregate, Mr. Troupe would have received gross income of $19,539,376 upon occurrence of the hypothetical events described above.

Carolyn L. O’Boyle

In the hypothetical event of Ms. O’Boyle’s death, disability, or Qualified Termination on December 26, 2020, she (or her estate in the event of death) would have had:

•	7,030 option shares immediately vest pursuant to her March 2, 2020 stock option award, exercisable at a price of $370.79. In the hypothetical event that she exercised and sold those shares at the market price on that date, she would have received gross income of $4,528,304.

•	2,696 restricted shares (RSAs or RSUs) immediately vest pursuant to the terms of those awards. In the hypothetical event that she sold those shares at the market price on that date, she would have received gross income of $2,736,251.

In aggregate, Ms. O’Boyle would have received gross income of $7,264,555 upon occurrence of the hypothetical events described above.

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Pay Ratio Disclosure

The SEC requires companies to disclose the total compensation paid to their median employee, as well as the ratio of the annual total compensation of their CEO to the annual total compensation of the median employee. The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.

As outlined in detail in the Summary Compensation Table and elsewhere in this Proxy Statement, in 2020 Mr. Burwick earned annual total compensation of $4,778,389. During that same period, our median-compensated coworker’s annual total compensation was $79,024. The breakdown of the annual total compensation mix of the CEO and the Company’s median employee, which we refer to as our median-compensated coworker, is outlined below.

Position	Salary	Performance Bonus	Equity Awards	Other Comp	Total
CEO	$790,327	$1,975,817	$1,999,547	$12,698	$4,778,389
Median-Compensated Coworker	$66,500	$9,310	$0	$3,214	$79,024

For the purposes of determining the 2020 annual total compensation of the CEO and the median-compensated coworker, “Other Comp” includes group life insurance premium contributions by the Company, Company matching contributions under the Company’s 401(k) plan, company contributions to health savings accounts, wellness plan reimbursements, car allowances (if applicable), and reimbursement of relocation expenses (if applicable).

In determining the median-compensated coworker, a list was prepared of all coworkers of the Company as of December 15, 2019, excluding the CEO and coworkers on leaves of absence.

The list was ranked by total compensation, and the median-compensated coworker was selected from that ranking. For Fiscal Year 2020 and as permitted by SEC rules, we utilized the same “median-compensated coworker” established based on the December 2019 ranking. We do not believe that any changes to our coworker population or coworker compensation during Fiscal Year 2020 would result in a significant change to our pay ratio.

As a result, we estimate that Mr. Burwick’s 2020 annual total compensation was approximately 60.5 times that of our median-compensated coworker.

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Stock Ownership of Board, Management, and Principal Stockholders

The following table sets forth certain information regarding beneficial ownership of our Class A Common Stock and Class B Common Stock as of the Record Date, by:

•	Our Directors as of that date, all of whom are nominees for reelection;
•	Our 2020 Named Executive Officers;
•	All of our Directors and Executive Officers as a group; and
•	Each person (or group of affiliated persons) known by us to be a beneficial owner of more than 5% of our outstanding Class A Common Stock or Class B Common Stock.

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except as otherwise noted. Beneficial ownership is determined under the rules of the SEC; the information set forth below is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and also any shares that the individual has the right or option to acquire under certain circumstances. Unless otherwise indicated, each person named below held sole voting and investment power over the shares listed. All shares listed below are Class A Shares, except for Class B Shares, all of which are held by Mr. Koch. Ownership percentages shown below are percentages of all outstanding Class A Shares, except in the case of the percentage ownership of Mr. Koch, which reflects his percentage ownership of all outstanding Class A Shares and Class B Shares.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Directors and Named Executive Officers:
C. James Koch(1)	2,397,909	19.5%
Samuel A. Calagione, III(2)	385,538	3.8%
Cynthia A. Fisher(3)	169,430	1.7%
David A. Burwick(4)	79,326	*
Frank H. Smalla(5)	32,988	*
Jean-Michel Valette(6)	21,281	*
Quincy B. Troupe(7)	7,916	*
Michael Spillane(8)	7,201	*
John C. Geist(9)	5,089	*
Carolyn L. O’Boyle(10)	2,666	*
Meghan V. Joyce(11)	2,211	*
Julio N. Nemeth(12)	1,558	*
Michael M. Lynton(13)	532	*
All Directors and Executive Officers as a group (17 people)	2,986,080	24.3%
Owners of 5% or More of the Company’s Outstanding Shares:
T. Rowe Price Associates, Inc.(14) 100 E. Pratt Street Baltimore, MD 21202	1,222,339	12.3%
BlackRock, Inc.(15)	1,073,275	10.6%
55 East 52nd Street New York, NY 10055
The Vanguard Group(16)	843,756	8.5%
100 Vanguard Blvd., Malvern, PA 19355
Durable Capital Partners LP(17)	580,187	5.8%
5425 Wisconsin Avenue, Suite 802 Chevy Chase, Maryland 20815

*	Represents holdings of less than one percent (1%).

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(1)	Mr. Koch’s shares include 59,663 directly-held Class A Shares; 212 unvested shares of restricted stock; 2,177,983 directly-held Class B Shares, constituting all of the outstanding shares of Class B Common Stock; options to acquire 14,502 Class A Shares, exercisable currently or within sixty (60) days; 23,486 Class A Shares held as custodian for the benefit of his children; 77,627 Class A Shares held by as the sole member of a family foundation; and 5,000 Class A Shares held as trustee in a trust of which he is the sole beneficiary. His shares also include 39,436 Class A Shares reported as beneficially owned by his wife Ms. Fisher, consisting of 3,656 Class A Shares held as custodian for the benefit of their children, 2,532 Class A Shares held as trustee of irrevocable trusts for the benefit of their children, and 33,248 Class A Shares held in a collection of generation skipping trusts, as to which Ms. Fisher has sole voting and investment power and as to which Mr. Koch disclaims beneficial ownership.

(2)	Mr. Calagione’s shares include 14,040 directly-held Class A Shares; 27,165 Class A Shares held in a trust for the benefit of his son; 27,165 Class A Shares held in trust for the benefit of his daughter; 99,430 Class A Shares held in a dynasty trust for the benefit of his wife and children; 102,284 Class A Shares held in a family trust for the benefit of his wife and children; 94,951 Class A Shares held in a limited partnership for which Mr. Calagione is a partner; and 20,503 shares beneficially owned by his wife, Ms. Calagione.

(3)	Ms. Fisher’s shares include 400 directly-held Class A Shares; options to acquire 7,944 Class A Shares exercisable currently or within sixty (60) days. Her shares also include 3,656 Class A Shares held as custodian for the benefit of her children; 2,532 Class A Shares held as trustee of irrevocable trusts for the benefit of her children; 33,248 Class A Shares held by as trustee of a collection of generation-skipping trusts; and 20,537 Class A Shares held in trust by a limited liability company of which she is the manager and to which she disclaims beneficial ownership. Her shares also include 23,486 Class A Shares reported as beneficially owned by her husband, Mr. Koch, as custodian for the benefit of their children, for which Mr. Koch has sole voting and investment power and as to which Ms. Fisher disclaims beneficial ownership. Her shares also include 77,627 Class A Shares reported as beneficially owned by Mr. Koch as sole member of a family foundation, as to which Ms. Fisher disclaims beneficial ownership.

(4)	Mr. Burwick’s shares include options to acquire 18,528 Class A Shares exercisable currently or within sixty (60) days, 50,341 unvested shares of restricted stock, and 10,457 Class A Shares held in a Spousal Lifetime Access Trust for the benefit of his spouse, as to which Mr. Burwick disclaims beneficial ownership and has no voting or investment power.

(5)	Mr. Smalla’s shares include options to acquire 11,619 Class A Shares exercisable currently or within sixty (60) days and 9,955 unvested shares of restricted stock.

(6)	Mr. Valette’s shares include options to acquire 3,323 Class A Shares exercisable currently or within sixty (60) days.

(7)	Mr. Troupe’s shares include options to acquire 1,181 Class A Shares exercisable currently or within sixty (60) days and 3,333 unvested shares of restricted stock.

(8)	Mr. Spillane’s shares consist of options to acquire 7,201 Class A Shares exercisable currently or within sixty (60) days.

(9)	Mr. Geist’s shares include options to acquire 637 Class A Shares exercisable currently or within sixty (60) days and 4,452 unvested shares of restricted stock.

(10)	Ms. O’Boyle’s shares include 2,227 unvested shares of restricted stock.

(11)	Ms. Joyce’s shares consist of options to acquire 2,211 Class A Shares exercisable currently or within sixty (60) days.

(12)	Mr. Nemeth’s shares consist of options to acquire 1,558 Class A Shares exercisable currently or within sixty (60) days.

(13)	Mr. Lynton’s shares consist of options to acquire 532 Class A Shares exercisable currently or within sixty (60) days.

(14)	Information is based on a Schedule 13G/A filed with the SEC on February 16, 2021 by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc., which reported (a) T. Rowe Price Associates, Inc. had sole voting power with respect to 281,059 shares and sole dispositive power with respect to 1,222,339 shares and (b) T. Rowe Price New Horizons Fund, Inc. had sole voting power over 425,874 shares.

(15)	Information is based on a Schedule 13G/A filed with the SEC on March 10, 2021 by BlackRock, Inc., which reported sole voting power with respect to 1,013,023 shares and sole dispositive power with respect to 1,073,275 shares.

(16)	Information is based on a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, which reported sole voting power with respect to 0 shares, shared voting power with respect to 7,254 shares, sole dispositive power with respect to 829,198 shares, and shared dispositive power with respect to 14,558 shares.

(16)	Information is based on a Schedule 13G/A filed with the SEC on February 12, 2021 by Durable Capital Partners LP, Durable Capital Associates LLC, and Henry Ellenbogen, which reported sole voting power with respect to 580,187 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 580,187 shares, and shared dispositive power with respect to 0 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers and persons who own more than 10% of our outstanding Class A Common Stock to file reports regarding their beneficial ownership of our stock with the SEC. Based solely upon a review of those filings furnished to us and written representations in the case of our Directors and Executive Officers, we believe all reports required to be filed under Section 16(a) with the SEC were timely filed in 2020, with four exceptions. Mr. Koch and Ms. Fisher each filed one Form 4 late on May 8, 2020 related to a May 1, 2020 sale of Boston Beer stock by a Foundation that Mr. Koch manages. Ms. Lysyj filed one Form 4 late on August 3, 2020 related to her July 28, 2020 sale of Boston Beer stock. Mr. Valette filed one Form 4 late on January 4, 2021 related to a December 23, 2020 sale of Boston Beer stock. All four late filings were due to communications oversights by the respective brokers.

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Environmental, Social, and Governance

We are committed to strong corporate governance, corporate responsibility, and the accountability of our Board and our ELT to our stockholders. This section provides a summary of the Board’s and management’s oversight of our strategies regarding our culture; our people; diversity, equity, and inclusion; social responsibility; environment and sustainability; and our response to the COVID-19 pandemic. While senior management is responsible for the day-to-day execution of our initiatives in these areas, it provides reports and updates to the Board or its committees, who have oversight responsibility for these topics. The full Board, receiving recommendations from the Compensation Committee, is responsible for oversight of the Company’s culture and people initiatives, including diversity, equity, and inclusion. The Nominating/Governance Committee oversees the Company’s social responsibility and environment and sustainability initiatives. The Audit Committee is responsible for oversight of the Company’s response to the COVID-19 pandemic.

Culture

In 1984, our Chairman C. James “Jim” Koch discovered his great-great grandfather’s recipe for Louis Koch Lager in his father’s attic. Looking to follow his family’s passion for brewing, Jim brewed the recipe in his kitchen with the hopes of challenging the status quo in the American beer industry. Shortly thereafter he founded Boston Beer and began walking bar-to-bar with a briefcase full of beer that he called Samuel Adams Boston Lager, in recognition of one of our nation’s great founding fathers, a revolutionary man of independent mind and spirit. Boston Lager soon became a catalyst of the American craft beer revolution, making its public debut in Boston on Patriot’s Day in April 1985. Since that time, Jim has carried on that entrepreneurial spirit to try to build a company where:

•	People feel safe, challenged, and unafraid of the right kind of failure or learning from their mistakes;
•	People do what’s right for the Company instead of what’s right for their careers and believe that they and their coworkers will prosper by doing so;
•	Disagreements are framed in ways that can be resolved by facts, analysis, logic, and expertise;
•	Decisions are made based on principles of rational inquiry instead of organizational position or force of personality;
•	Leadership is accountable and collaborative;
•	Communication is honest, open, and direct, people can say what they really think, and no one is retaliated against for telling the truth; and
•	We are able to move with radical speed and agility on crucial, time-sensitive projects by improving processes and removing waste from those processes.

We are continuously focused on developing an inclusive and respectful work environment where all coworkers at every level will feel empowered to honestly “discuss the undiscussables” with other coworkers at any level of the Company, all the way up to the Chairman and the CEO, without fear of retribution. Jim teaches this philosophy during orientation to all new coworkers, and many company meetings, including all of our annual company meetings, have time set aside to discuss the undiscussables.

The Board discusses company culture with management on a regular basis, including how we can best scale this culture across our growing organization so that all coworkers feel included. People & Culture is a regular agenda item on the Board calendar, and culture is intertwined in almost every Board discussion about the Company’s operations.

People

As a Company, we are always seeking to attract, develop, engage, motivate, and reward a diverse group of highly-talented coworkers by providing competitive compensation, developmental opportunities, an inclusive and respectful work environment, and an exciting culture. The Board and the ELT believe that implementing and executing successful strategies in the areas of talent acquisition, development and training, succession planning, and coworker engagement are vital to the Company’s continued success. The ELT discusses these topics on a regular basis and is responsible for the day-to-day execution of these strategies. The Board’s involvement in these areas is ongoing, providing regular input to management.

In 2020, we refreshed our people strategy, articulating three strategic pillars that are designed to support business growth and our future aspirations. These pillars are: (1) workforce, including the future capabilities we need for continued success; (2) experience, including attracting, engaging and retaining this workforce in the future workplace; and (3) culture, including extending our culture such that all coworkers feel included and valued.

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Talent Acquisition

We are always working to raise the bar and improve our coworker and leadership base through recruitment initiatives. These initiatives include an updated strategy to target future capabilities, process enhancements, refreshment of our employer brand, a competitive compensation strategy, and an inclusive and respectful work environment. In 2020, we hired and/or promoted a total of 623 coworkers, while expanding our recruiting efforts to focus on a broader and more diverse set of applicants. Our efforts in this area are also outlined in detail under the heading “Diversity, Equity, and Inclusion” below. In 2020, the Talent Acquisition Team also aligned to ensure adequate focus on the key skills needed to support business growth specifically in and around the transformation of our supply chain.

We also began a journey to define and showcase our employer brand through various media platforms including LinkedIn and Instagram. We recognize that candidates may also be our consumers who follow our brands online, so we plan to measure and monitor the candidate experience in that respect. Looking towards the future, we plan to continue to make investments in people, technology, and processes, which we hope will drive the consistency, quality, and efficiency of our talent acquisition efforts.

Development and Training

One of the most important elements of our people strategy is to foster a culture of ongoing training, learning, and education. Some examples of trainings we provide to coworkers include New Coworker Orientation, Respectful and Effective Communications, Leading the Boston Beer Company Way, Selling Skills, Negotiations, Building Brands, Group Communication Skills, and Strategic Selling. Additionally, all coworkers receive beer and cider education training during New Coworker Orientation during their first six months. Then, after having been with the Company for one year, coworkers are invited to participate in further beer and cider education courses where they can train to be certified as industry experts in those areas. We believe that we have the most beer industry experts, called “Certified Cicerones,” in the beer industry.

In October 2020, the Company rolled out a formal mentoring and leadership program called Mentoring and Learning Together, or “MALT”, to connect dozens of senior and junior coworkers across a range of backgrounds with the purpose of diversifying perspectives, building networks, developing capabilities, growing competencies, and cultivating leadership.

In December 2020, we hired a new Director of Leadership and Development to further our strategy of investing in additional learning and development opportunities for all coworkers. We have established early priorities in several areas, including enhancing management and leadership offerings for our supply chain coworkers to support new managers as they assume new responsibilities and leadership roles, and a refreshed orientation approach for the Company. Further, the Leadership and Development team and Sales Training team plan to collaborate on scaling access to key coaching and mentoring training opportunities across the organization.

We also developed a new approach towards career coaching in 2020. As coworkers approach key inflection points in their careers, the Leadership and Development team plan to offer them the opportunity for twelve-weeks of targeted professional development coaching with a dedicated coach. Moving forward in 2021, it is our intention that these coaching engagements will include an initial 360-degree evaluation to pinpoint areas of strength and opportunity, as well as the development of an action plan to address key issues.

Sales training has always been a critical element of development at Boston Beer. The Sales Training Team is actively engaged in our current onboarding process for new coworkers, works closely with sales managers to provide guidance and coaching to support assimilation to our leadership approaches and methodologies, and executes regular training sessions to ensure managers are in positions to effectively coach and develop their teams.

Succession Planning

The Board is primarily responsible for succession planning for the CEO, but also participates in succession planning discussions for other Executive Officer positions. The Compensation Committee oversees the processes and discussions regarding succession planning. Each year, the full Board reviews a report from the CEO and Chief People Officer on succession planning of other Executive Officers and key senior managers.

The Board understands the potential costs and risks of bringing in an outside CEO or executive officer in today’s environment, and that businesses are often – but not always – more successful in promoting internal candidates. Accordingly, the Board and management make efforts to identify potential successors for those positions long in advance of any potential positional vacancies, perform skills gap analyses for those internal candidates, and provide training and exposure on those gap areas to those candidates in order to develop better potential successors.

This aspiration for internal promotions is balanced with a recognition of the value of external hiring in certain circumstances, including but not limited to accelerating the development of new organizational capabilities, filling gaps in highly-specialized or technical skills, supplying talent on rapidly-growing teams, and improving the diversity and mix of our workforce.

As part of the Company’s succession planning strategy, in 2018 the Company formed an Extended Leadership Team consisting of the ELT and approximately 50 senior managers,

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primarily consisting of the direct reports of the ELT (the “XLT)”. The XLT meets monthly and the interactions are a key leadership development opportunity, allowing the XLT to provide input on the Company’s overall strategies, participate in key management decisions, and get exposure to cross-functional issues.

The ELT intends to frequently engage on the topic of succession planning for key roles within the Company, regularly reviewing individual development plans and progress against those plans with individual coworkers. We intend to specifically focus on ensuring a diversity of experiences and capabilities to create more flexibility in our workforce, and evaluate capabilities both within individual roles and collectively across the leadership teams.

We believe that the Company’s culture, compensation structure, long-term equity program, and robust training and development program provide motivation for talented leaders to remain with the Company.

Coworker Engagement

We routinely conduct internal engagement surveys of our coworkers, both annual comprehensive Company-wide surveys and ad-hoc topical surveys for targeted audiences. In 2020, over 72% of coworkers participated our annual engagement survey, which resulted in high scores in response to the questions related to pride in working for the Company, belief in the Company’s values, the Company’s concern for coworker safety, confidence in the future of the Company, and pride in the Company’s handling of the COVID-19 pandemic.

We have also placed a priority on improving internal and cross-functional communications. Among these efforts include a biweekly letter from our CEO to the entire Company, regular virtual town-hall meetings, and a revamped internal communications team reporting to the Chief People Officer. In 2020 we also began a project to launch a new company-wide intranet site. Additionally, throughout 2020 we conducted focus groups with coworkers of all levels and departments to assess sentiment and preferences on ways the future of work has changed and will continue to evolve post-pandemic. We intend to build a future work environment that emphasizes flexibility, health and wellness, and collaboration and connection, based not just on trends but also on coworker feedback.

To further engage our coworkers, in 2019 the Company created a Coworker Resource Group platform designed to provide an outlet for coworkers to come together around shared life experiences and provide a safe place to foster inclusivity and connection. As of the end of 2020, the Company has six coworker resource groups focused in the areas of diversity, equity, and inclusion, LGBTQIA+, working parents, veterans, drug and alcohol support, and sustainability.

Diversity, Equity, and Inclusion

We believe our people are our most important ingredient. We challenge ourselves and others to venture outside our respective comfort zones, to be intentional in how we engage with others, and to live our value “our differences make us stronger.” This includes, at its core, the ability to recognize and value differences - inclusive of race, color, sexual orientation, gender identity, religion, national origin, age, and mental/physical disability. We make these efforts to reinforce a workplace that supports and uplifts our coworkers to feel accepted, equal, and involved, and to increase diverse representation in leadership roles. Over the past two years, we have taken numerous steps in furtherance of this goal:

•	Each of our coworkers is required to undergo unconscious bias and anti-harassment training.
•	Diversity, Equity, and Inclusion was an area of discussion at our Annual Company Meetings in September 2019 and September 2020.
•	Diversity was the sole focus of our annual “Action Learning Project” in 2019, where a cross-functional group of high-potential coworkers was formed to tackle an issue of vital importance to the Company. The 2019 Action Learning Project Group met every week for over ten months, identifying potential solutions to improve diversity across the Company. The group presented its findings and proposed solutions to the ELT and the XLT in late 2019.
•	In early 2020, the project evolved into the creation of a Diversity & Inclusion Committee. The goal of the Committee is to continue to advance the efforts of fostering an open dialogue about diversity, equity, and inclusion, maintaining a culture that values everyone, regardless of their identity, and ensuring everyone at the Company is treated with dignity and respect. The Committee held monthly forum meetings over the course of 2020 open to all coworkers.
•	Over the course of 2020, the Diversity & Inclusion Committee collaborated with our Talent Acquisition Team to work on expanding the diversity of the coworker candidate pipeline. Those efforts included auditing college and university partners, researching and reaching out to historically black colleges and Hispanic serving institutes, and focusing efforts on diverse recruiting and job board sites.
•	We sponsored a seminar series in 2020 to bring guest speakers and experts across multiple facets of diversity and inclusion to speak to coworkers and business partners.
•	Over the course of 2020, we established long-term relationships with the NAACP, Civic Alliance, and GLAAD to further our knowledge and support of issues facing black, brown, and LGTBQIA+ communities.

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•	In Q3 2020, we participated in the #StopHateForProfit boycott that asked companies to halt spending advertising funds with certain social media platforms, with the purpose of encouraging those platforms to increase the monitoring and regulation of hate, racism, and disinformation by users.
•	In August 2020, we appointed a coworker to the newly-created fulltime position of Diversity, Equity & Inclusion Leader to spearhead the Company’s diversity, equity, and inclusion efforts. The position also serves as a member of our newly-created Social Impact Team.
•	In 2020, we formed a multi-cultural task force, comprised of a cross-functional group of coworkers, with the goal of analyzing and supporting the evolving makeup and needs of our consumer base. Over the course of year, we leveraged our brands as external platforms to amplify these values and support diverse causes.
•	In 2020, we assembled a Supplier Diversity Task Force committed to developing a future-state sourcing process that we hope will encompass the active, deliberate, and consistent inclusion of certified businesses owned and operated by members of underrepresented groups (e.g., women, people of color, LGBTQIA+ individuals, veterans, people with disabilities) in our day-to-day business operation planning. We believe that supplier diversity is key to our commitment to diversity, equity, and inclusion. Our coworkers and customers represent a breadth of people and locations, and we believe that our supplier relationships should be reflective of our company, our customers, and the communities we serve.

Boston Beer is an equal opportunity employer. As of the end of the 2020 Fiscal Year, 2 of the 9 members of the Board of Directors were female and 1 of 9 self-identified as part of an underrepresented minority group; 3 of 11 Executive Officers were female and 1 of 11 self-identified as part of an underrepresented minority group. Across the Company’s broader professional population, approximately 34.5% are female and 16.6% self-identified as part of an underrepresented minority group. In 2020, approximately 41.8% of new hires were female and 19.8% identified as an underrepresented minority group, both of which were improvements over 2019.

We recognize that there is still significant progress needed to be made in this area and we are working towards a multi-phased strategy focusing on coworker composition, development, and communication. We know diversity, equity, and inclusion are critical components of our ongoing success. Moving forward, we anticipate that diversity, equity, and inclusion will be a regular agenda item for the full Board, with interim updates to the Compensation Committee as needed.

Social Responsibility

Social responsibility is a critical component of our culture. In 2020, we put a finer point on the topic by forming a Social Impact Team with a dedicated Social Impact Leader to bring our existing efforts under a single umbrella with a cohesive strategy, strong leadership, and broad support from senior management. Some of the highlights of our social impact efforts are outlined below, aligned with priorities around philanthropy, volunteering, and responsible marketing.

In 2008, we launched one of our core philanthropic initiatives, Samuel Adams Brewing the American Dream, which helps food, beverage, and brewing entrepreneurs launch and sustain their small businesses. The goal of the program is to help strengthen small businesses, create local jobs, and build vibrant communities. Coworkers across the Company provide mentoring, coaching, and new market opportunities for these entrepreneurs. In partnership with Accion/Opportunity Fund, the nation’s largest non-profit micro-lender, the program also provides access to business capital. Since the inception of the program, we have worked together with partners to loan more than $64 million to more than 3,200 small business owners who have subsequently repaid these loans at a rate of more than 97%. Our coworkers, together with local business partners and community organizations, have provided coaching and mentoring to more than 12,000 business owners across the country. In our estimation, these efforts have helped to create or maintain more than 9,000 local jobs.

Dogfish Head’s core philanthropic initiative is the Beer & Benevolence program, which is the brand’s way of giving back to the community that helped nourish its roots. The program touches over 200 non-profits each year. In addition to engaging with the community through direct support and partnership, our coworkers roll up their sleeves for Benevolence Days, including personally participating in service projects with Habitat for Humanity, the Delaware Nature Society, local animal shelters, and community food pantries. Dogfish also has a longstanding partnership with the Delaware Chapter of The Nature Conservancy, helping to raise over $1 million through various efforts including a popular annual running event. In 2020, we leveraged our Beer & Benevolence relationships to ensure that hand sanitizer being produced at the Dogfish Head Distillery was deployed to local first responders, health care facilities, and non-profits providing essential services in the early days of the COVID-19 pandemic. A portion of the proceeds of the sanitizer sold to the State of Delaware was donated to the Delaware Restaurant Association’s fund to support hospitality workers who had been laid off due to mandated restaurant closures.

In 2020, our Social Impact Team tested a platform to bring community volunteering opportunities like Benevolence Day to the entire Company. The goal is to provide opportunities for our coworkers to engage with the communities where we operate, allowing us to extend our efforts on key issues like sustainability and diversity. Volunteerism, in conjunction with our other strategic philanthropic partnerships, will continue to connect us with our communities and provide important team and culture-building moments for our coworkers. The Social Impact Team also partnered with the Civic Alliance to educate coworkers about voter registration ahead of the 2020 election, and held voter registration drives at each of our production breweries.

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Another of our core values is the responsible marketing and advertising of our products. As a member of the Brewers Association and the Beer Institute, we have pledged to maintain high standards and act as responsible corporate citizens. This includes promoting responsible consumption in our marketing materials and ensuring that our marketing materials do not target minors or portray, encourage, or condone underage drinking, drunk driving, irresponsible consumption of alcohol, people lacking control of their behavior as a result of drinking alcohol, illegal activity in connection with the consumption of alcohol, sexually explicit activity as a result of drinking alcohol, nudity, or littering with alcohol containers or packaging.

Moving forward, we anticipate that Social Responsibility will be a regular agenda item on the calendar of the Nominating/Governance Committee.

Environment and Sustainability

The Board holds conversations with management about growing the Company in sustainable and environmentally-responsible manners, because we believe doing so will create long-term value.

Our commitment to sustainability begins with our buildings. We learned the value of preservation and the ability to rejuvenate buildings, neighborhoods, and communities by our investment in existing and often historical properties. It started with our Boston Brewery – formerly the Haffenreffer Brewery in Jamaica Plain, Massachusetts, and most recently includes our Dogfish Head Brewery in Milton, Delaware – a former cannery. We believe that our brewing sites in Pennsylvania, Ohio, Massachusetts, New York, California, Delaware, and Florida proudly reflect and perpetuate their local history, culture, and community – and that each location is a study in preservation, renovation, and reflection.

We are committed to protecting the environment and continue to look for ways to minimize waste, increase recycling, and maximize the effective use of natural resources throughout our operations. It is our intention that our breweries and other facilities will always be compliant with applicable local, state, and federal environmental regulations. As part of that compliance effort, we continuously evaluate best practices to support a sustainable approach to environmental permitting and overall compliance. Our coworkers are a key component of these environmental and sustainability initiatives as well, so we provide training, education, and awareness programs to engage and support those efforts.

As a Company, we recycle and reuse many of our materials and are continuously identifying opportunities to improve our processes. Examples include:

•	Over the past three years, our Pennsylvania Brewery has successfully diverted up to 98% of its waste from landfills.
•	We have established procedures for recycling common manufacturing materials, including office paper, batteries, lamps, e-waste, steel, and used oil from equipment maintenance.
•	Scrap glass and aluminum generated from our operations are sent to local recyclers.
•	We recycle certain packaging materials, including old or defective corrugated paper packaging containers, plastic shrink-wrap, and plastic banding, which we send to local recycling facilities. When possible, our breweries refurbish damaged wooden pallets that are returned to us by our wholesalers.
•	We collect beer beyond its freshness date from retail and wholesale, which is collected with beer lost in the brewing process and then provided to local farmers as land-used fertilizer.
•	We recycle our brewing byproduct – our spent grain and yeast is sent to local dairy farmers for use as animal feed or soil fertilizers.
•	We compost diatomaceous earth, used carbon, and additional spent grains.
•	We have invested in carbon dioxide (CO2) recovery systems that allow us to capture and reuse CO2 for carbonation and other brewery-related processes. This process has significantly reduced our need to purchase “new” CO2.
•	Improvements to our brewing and aging processes – reducing boil times and upgrading filters - have enabled us to not only save water but to make discharged wastewater cleaner.

Renovations at our breweries have increased our energy efficiency over the years. At our Pennsylvania Brewery, we have upgraded energy-efficient foam insulation in our beer-aging cellars, installed new high-efficiency lighting systems and motion sensors to turn lights on and off when not in use, and replaced existing fittings with energy-saving fixtures on our pumps and motors. We are moving forward in additional innovative ways:

•	We are trialing the use of regenerative grains such as Kernza at our Samuel Adams Cincinnati Brewpub and Dogfish Head Brewings & Eats.
•	We are testing wildlife friendly 4-pack holders made from compostable organic materials at one of our retail breweries.
•	We are planning to launch a test to improve the efficiency of our HVAC systems in our Ohio Brewery.

As our products leave our breweries to be transported to wholesalers across the country, we have instituted a “no idling” requirement at our breweries for all transportation carriers, in order to reduce CO2 emissions and save fuel. We have also increased the load weight efficiencies on our trucks and the use of rail transportation for shipments from our breweries and transport of raw materials.

At the end of 2020, we prepared for the launch of a new company-wide Coworker Resource Group focused on sustainability – a reflection of our coworkers’ desire to know more and do more to support the environment and sustainability. We have recently determined that a role specifically focused on enabling the evolution of our sustainability program is warranted and we will seek to introduce this new position in 2021.

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Our brands also seek to reinforce our values when it comes to sustainability. For example, Dogfish Head has long-standing partnerships with The Nature Conservancy, The Center for the Inland Bays, The Delaware Nature Society, and Delaware State Parks. In addition, our two restaurants in Rehoboth Beach, Delaware were the first restaurants in the state to earn the Surfrider Foundation Ocean Friendly Restaurants designation. We maintain a 60-acre apple orchard in Walden, NY as an innovation hub, tour center, and cider tasting room for Angry Orchard. Preserving the orchard and furthering our agricultural roots within our community is a foundational strategic initiative at the Innovation Cider House. Through ongoing partnerships with Cornell University to advance apple-growing practices and local Hudson Valley organizations to plant trees and drive agricultural education, our care for the land is a driving force for continued betterment.

Moving forward, we anticipate that environment and sustainability will be a regular agenda item on the calendar of the Nominating/ Governance Committee.

COVID-19 Response

We believe we weathered the COVID-19 pandemic in 2020 as well could have been expected given the unknowns and the unpredictability of the virus in the early stages. The first decision came easily, particularly as Massachusetts and the Northeast experienced the first spike of the pandemic – we moved many of our non-brewery coworkers to a work-from-home environment and quickly adapted our systems for this new environment. Coworkers were provided with the physical tools to do their jobs from home, including a stipend to create a comfortable home office. We were also committed to broader support for our coworkers – throughout the year, we offered virtual sessions with wellness professionals so that coworkers could focus on work-life balance strategies and understand the mental health resources available to them. We remained focused on physical health as well, offering a free on-site drive-thru flu shot clinic at many of our operating locations.

Other decisions were more challenging, but primarily driven by coworker safety and comfort. We were one of the first companies in the industry to migrate our sales force to a virtual selling model. Our sales teams have since adapted to continue to provide value to our wholesalers and retail outlets while following mandatory safety protocols – wearing a mask, staying physically distant, and washing hands.

The pandemic had a significant impact on our retail operations – where we produce and sell beer directly to consumers. As state-mandated occupancy limits and lockdowns were imposed, we were faced with the difficult decision to ultimately furlough some part-time coworkers. We did so with the intention that once the pandemic was over and we are able to return to full service, we would call them back. To ensure we handled this circumstance in line with our values, we extended pay for a limited time into the closure to allow coworkers to prepare for leave, offered alternative work wherever possible to avoid additional furloughs, and maintained benefits (and covered coworker premiums) during the furlough. As safety allowed, small core teams of full-time coworkers were able to keep “to-go” service and limited outdoor service operational in some locations.

Our Breweries in Pennsylvania, Ohio, Delaware, and Massachusetts remained open and produced product throughout the year. Due to early implementation of aggressive safety protocols, the majority of our coworkers remained safe, healthy, and ready to work.

Early and decisive action by our ELT set the tone for how we would approach every decision, with a stated goal of making our breweries the “safest place a coworker could be outside of their home.” To do so, we worked with a board-certified emergency room physician to develop and implement protocols that we believe met or exceeded recommendations from government agencies and remain in place today:

•	We instituted a mask policy and secured a supply that allowed us to provide surgical, KN95, and N95 masks at no charge to all coworkers. We extended this beyond our coworkers, providing additional masks for our coworkers’ family members, our third-party manufacturers, and contractors. The use of a medical-grade mask is a requirement to work at any Boston Beer facility and will remain a standard until the CDC determines that herd immunity has been established.
•	We implemented aggressive daily health screens to try to ensure that only virus-free coworkers could work in the workplace. These screens included the use of military-grade temperature scanners and on-site medical providers.
•	We adopted a case management approach that required isolation and quarantine until the affected coworker was deemed safe to return to work. In some instances, this meant extending quarantine beyond CDC and state guidelines to ensure the safety of others. In every instance, a documented contact mapping process was implemented in an effort to provide protection for our coworkers and their families. This process was often shared with third-party contract manufacturing partners and contracted vendors.
•	We established daily, aggressive cleaning practices using both our own production operators and third-party cleaners to try to ensure that our operating locations were clean and sanitized at all times. This round-the-clock effort touched not only common spaces like break rooms, meeting rooms, and hallways, but also equipment centers and operating equipment.
•	We sent ongoing, targeted communications to both our coworkers and their families through email and direct mail, with the goal of sharing reliable and credible information about the virus, transmission risks, protective measures, and how to get help. We also launched a poster program across our breweries designed to highlight the right behaviors and associated protocols and to keep that important information front of mind.

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• .	We offered and paid for hotel rooms and food at the height of the pandemic for coworkers who did not feel comfortable traveling home at the end of a shift. Many took advantage of this program to keep their families safe.
•	Early on, we instituted pandemic premium pay for several months and we compensated coworkers for isolation and quarantine time away from work. As the pandemic stretched on, we instituted additional bonuses in recognition of our coworkers’ efforts.
•	We also sought to support our community by launching the Samuel Adams Restaurant Strong Fund, which raised more than $8 million to support bar and restaurant workers who are experiencing hardships in the wake of COVID-19.

In 2021, we recognize there is still work to do. We are actively providing critical information to our coworkers about the COVID-19 vaccine – what it is, how it works, what immunity means – all geared towards enabling a well-educated choice to vaccinate. Simultaneously, we are seeking partnerships with healthcare providers so that when our time comes, our coworkers are able to get access to the vaccine.

In 2020, the Audit Committee received an update on COVID-19 at each of its meetings. We intend to continue with that practice in 2021.

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Audit Information

Deloitte served as our independent registered public accounting firm and audited our consolidated financial statements for Fiscal Year 2020 and Fiscal Year 2019.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee pre-approved all such audit and non-audit services provided by Deloitte during 2020 and 2019. The aggregate fees billed to the Company by Deloitte for Fiscal Year 2020 and Fiscal Year 2019 were as follows:

	2020	2019
Audit Fees	$905,000	$975,700
Audit-Related Fees(1)	$86,661	$79,490
Tax Fees(2)	$129,000	$103,122
TOTAL	$1,120,661	$1,158,312
(1)	Audit-related fees in 2020 and 2019 represent fees paid to Deloitte for work related to the Company’s 401(k) and pension plans.
(2)	Tax fees in 2020 and 2019 represent fees paid to Deloitte for federal and state tax return compliance assistance.

Representatives of Deloitte are expected to be present at the 2021 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.

Audit Committee Report1

The Audit Committee, which is comprised of three independent Directors, oversees Boston Beer’s financial reporting process on behalf of the Board. In that regard, the Audit Committee has reviewed and discussed our audited consolidated financial statements with our management and Deloitte. The Audit Committee has also discussed with Deloitte the matters required to be discussed pursuant to applicable standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte their independence.

In addition, the Audit Committee met with senior management periodically during 2020 and reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure. The full scope of the Committee’s responsibilities is outlined under the heading “Audit Committee” above. As part of this process, the Audit Committee continued to monitor the scope and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee met privately with representatives of Deloitte, our Director of Internal Audit, and other members of our management, each of whom has unrestricted access to the Audit Committee.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements should be included in our Annual Report on Form 10-K for Fiscal Year 2020 filed with the SEC.

Jean-Michel Valette (Chair) Meghan V. Joyce Julio N. Nemeth

1	The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Voting Matters for 2021 Annual Meeting

Item 1:	Election of Class A Directors by Class A Stockholders

The Board of Directors, upon the recommendation of the Nominating/Governance Committee, has nominated Meghan V. Joyce, Michael Spillane, and Jean-Michel Valette for election to the Board as Class A Directors for a one-year term. All three are incumbent Class A Directors. Provided a quorum is present and it is an uncontested election, these Directors are elected by a plurality of votes cast by the Class A Stockholders at the Annual Meeting.

The Board of Directors recommends that the Class A Stockholders vote “FOR” all nominees for Class A Director.

Item 2:	Advisory Vote on Executive Compensation by Class A Stockholders

At Boston Beer’s 2017 Annual Meeting of Stockholders, a non-binding advisory vote was taken on the frequency of future advisory votes regarding Named Executive Officer compensation. Consistent with the recommendation of the Board of Directors, a majority of Class A Shares cast on the matter were in favor of holding such an advisory vote on an annual basis. After consideration of the 2017 voting results, and based upon its prior recommendation, the Board determined that we would conduct future advisory votes regarding compensation awarded to its Named Executive Officers on an annual basis. While the Class A Stockholders have only limited voting rights, consistent with the intent of the Dodd-Frank Act and SEC rules, the Board is providing Class A Stockholders with the opportunity to cast a non-binding advisory vote to approve the compensation of Boston Beer’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

The compensation of our NEOs is disclosed in the CD&A, the compensation tables, and the related disclosures contained in this Proxy Statement. As described in the CD&A, Boston Beer has adopted an executive compensation philosophy designed to deliver competitive total compensation upon the achievement of financial and/or strategic performance objectives that will attract, motivate, and retain leaders who will drive the creation of stockholder value. In order to implement that philosophy, the Compensation Committee has established a disciplined process for the adoption of executive compensation programs and individual Executive Officer pay actions. Boston Beer believes that its compensation policies and decisions are focused on pay-for-performance principles, are strongly aligned with the long-term interests of our stockholders, and provide an appropriate balance between risks and incentives. Stockholders are urged to read the CD&A, which discusses in greater detail how Boston Beer’s compensation policies and procedures implement its executive compensation philosophy. The Board of Directors asks the stockholders to indicate their support for the NEO compensation program, as described in this Proxy Statement, by approval of the following resolution:

“RESOLVED, that the compensation policies and procedures followed by Boston Beer and the Compensation Committee of Boston Beer’s Board of Directors and the level and mix of compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the CD&A, compensation tables, and narrative discussion resulting from such policies and procedures, are hereby determined to be appropriate for Boston Beer and are accordingly approved.”

The vote on this Item 2 is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, the Board and the Compensation Committee value input from stockholders and will consider the outcome of the vote when making future executive compensation decisions.

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Item 2.

The Board of Directors recommends a vote “FOR” the adoption of the foregoing resolution approving Boston Beer’s executive compensation policies and procedures and the compensation paid to its Named Executive Officers for Fiscal Year 2020, as disclosed in the CD&A, the compensation tables, and related narratives in this Proxy Statement.

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Item 3:	Election of Class B Directors by the Class B Stockholder

The Nominating/Governance Committee recommends that David A. Burwick, Samuel A. Calagione, III, Cynthia A. Fisher, C. James Koch, Michael M. Lynton, and Julio N. Nemeth be elected at the Annual Meeting as Class B Directors for a one-year term. All six are incumbent Class B Directors.

The Board of Directors recommends that the Class B Stockholder vote “FOR” all such nominees for Class B Director.

Item 4:	Ratification of Appointment of Independent Registered Public Accounting Firm by the Class B Stockholder

Deloitte has been selected by the Audit Committee to serve as our independent registered public accounting firm for Fiscal Year 2021.

Although our By-Laws do not require stockholder ratification or other approval of the retention of our independent registered public accounting firm, as a matter of good corporate governance, the Board is requesting that the Class B Stockholder ratify the selection of Deloitte as our independent registered accounting firm for Fiscal Year 2021.

Under Boston Beer’s By-Laws, voting rights regarding matters other than a limited number of specific issues solely rest with the Class B Stockholder(s). Accordingly, an affirmative vote of the sole Class B Stockholder is required to approve this Item 4.

The Board of Directors recommends that the Class B Stockholder vote “FOR” the ratification of the appointment by the Audit Committee of Deloitte as our independent registered public accounting firm for Fiscal Year 2021.

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Frequently Asked Questions

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Boston Beer for use at the 2021 Annual Meeting of Stockholders and any adjournments thereof.

1.	When and where is the Annual Meeting and who may attend?

Meeting Date: Wednesday, May 19, 2021

Meeting Time: 4:00 p.m. (Eastern Time)

Meeting Access: Virtual Stockholder Meeting, www.meetingcenter.io/278874453

This year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted online via a live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions prior to and during the meeting by visiting www.meetingcenter.io/278874453. The virtual meeting will be open for participants to enter up to thirty minutes prior to the allotted start time. The password for the meeting, if requested, is SAM2021. There is no physical location for this year’s Annual Meeting.

Stockholders as of the close of business on the Record Date, March 22, 2021, are eligible to attend the meeting. If you are a Registered Stockholder, please be prepared with your control number, which be found on the proxy card, notice, or email Computershare sent to you in April. If you are a Beneficial Owner, you must register for the meeting. The options to register are outlined in response to Question No. 6 below.

We will be accepting questions in advance of the meeting via the email address bod@bostonbeer.com until May 17, 2021. Additionally, questions may be posted within the virtual online platform as soon as the meeting opens – it is not necessary to wait until the start of the question and answer period to submit your questions. Our Chairman Jim Koch and the Chairs of our Audit and Nominating/Governance Committees will be available to answer questions. A representative from Deloitte will also be available to answer questions. While Mr. Koch will try to address all relevant questions, similar questions may be merged and addressed as one question. We anticipate that all Directors will be in attendance at the meeting and that we will be able to report the total number of stockholders present at the meeting.

2.	Who is eligible to vote?

You are eligible to vote if you held shares of Class A or Class B Common Stock as of the close of business on the Record Date, March 22, 2021. Each outstanding Class A Share and Class B Share entitles the stockholder to one (1) vote on each matter properly brought before the respective Class. On the Record Date, we had outstanding and entitled to vote 10,108,804 Class A Shares and 2,177,983 Class B Shares.

3.	What is the difference between a “Registered Stockholder” and a “Beneficial Owner”?

If your shares are registered in your name on the books and records of Computershare, our registrar and transfer agent, you are a “Registered Stockholder” (also sometimes referred to as a Stockholder of Record). If you are a Registered Stockholder, we sent the Notice directly to you. If your shares are held by your broker or bank on your behalf, you are considered a “Beneficial Owner.” If this is the case, the Notice and instructions on how to vote your shares have been sent to you by your broker, bank, or other holder of record.

4.	I am a Registered Stockholder. How do I cast my vote?

By Internet or Telephone Prior to the Meeting: You may vote your shares via the internet or by telephone by following the instructions provided in the Notice. To vote by the internet, go to www.envisionreports/sam and follow the steps outlined on the secured website. To vote by telephone, call toll free at 1-800-652-8683.

By Mail Prior to the Meeting: If you received printed copies of the Proxy Materials, you may vote by completing, signing, and dating the Proxy Card and returning it in the prepaid envelope.

Online at the Annual Meeting: You may vote on the online platform at the Annual Meeting. If you voted via proxy before the meeting, you must revoke it in order to vote during the meeting.

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5.	I am a Registered Stockholder. How can I attend the Annual Meeting with the ability to ask a question and/or vote?

As a Registered Stockholder, you will be able to attend the Annual Meeting online, ask a question and vote by visiting www.meetingcenter.io/278874453. The password for the meeting, if requested, is SAM2021. Registered Stockholders do not need to register in advance of the meeting.

6.	I am a Beneficial Owner. How can I attend the Annual Meeting with the ability to ask a question and/or vote?

If you are a Beneficial Owner and want to attend the Annual Meeting online (with the ability to ask a question and/or vote, if you choose to do so) you have two options:

(a)	Registration in Advance of the Annual Meeting. To do so, please submit proof of your proxy power (“Legal Proxy”) from your broker or bank reflecting your holdings of Boston Beer stock along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. ET on May 13, 2021. Requests for registration can be sent via email to legalproxy@computershare.com or by mail to: Computershare, Attn: Boston Beer Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. You will receive a confirmation of your registration by email after we receive your registration materials.

(b)	Register at the Annual Meeting. Please go to www.meetingcenter.io/278874453 for more information on the available options and registration instructions for the Annual Meeting. For the 2021 proxy season, an industry solution has been agreed upon to allow Beneficial Owners to register online at the Annual Meeting to attend, ask questions, and vote. An industry committee was formed to effectuate this technical solution as early as Q1 2021. However, please note that the Register at the Annual Meeting option is intended as a convenience to Beneficial Owners only, and there is no guarantee this option will be available. The inability to provide the Register at the Annual Meeting option shall in no way impact the validity of the Annual Meeting. Should you choose the Register at the Annual Meeting option, we encourage you to access the meeting prior to the start time leaving ample time for the check-in process. The online meeting will begin promptly at 4:00 pm ET. In order to ensure you are able to attend, ask questions and vote at the Annual Meeting, you may consider choosing the Register in Advance of the Annual Meeting option.

7.	What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across most browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it, or you may call U.S. & Canada: 1-888-724-2416 or 1-781-575-2748.

8.	Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed Proxy Materials?

As permitted by the rules of the SEC and as a way to reduce our printing and mailing costs, we make the Proxy Materials available to our stockholders on the internet. Unless you previously asked to receive a paper copy of the Proxy Materials, we mailed you a Notice containing instructions on how to access the Proxy Materials online, as well as how you may submit your proxy over the internet or by telephone. If you would like a paper copy of our Proxy Materials, please follow the instructions contained in the Notice.

9.	What is a “proxy” and what is a “proxy statement”?

A “proxy” is the legal designation of another person to vote the shares you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. A “proxy statement” is a document that SEC regulations require us to give you when we ask you to designate individuals to vote on your behalf.

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10.	As a Class A Stockholder, what are my voting choices for each of the proposals to be voted on at the Annual Meeting?

Item 1: Election of Three Class A Director Nominees

Voting Choices

•	Vote in favor of all nominees;
•	Vote for specific nominees and withhold a favorable vote for specific nominees; or
•	Withhold a favorable vote for all nominees.

The Board recommends a favorable vote FOR ALL nominees.

Item 2: Non-binding advisory Say-on-Pay vote to approve Boston Beer’s NEO Compensation

Voting Choices

•	Vote for the proposal;
•	Vote against the proposal; or
•	Abstain from voting for the proposal.

The Board recommends a vote FOR the proposal.

11.	How many shares must be present, in person or by proxy, to hold the Annual Meeting?

The holders of a majority of the issued and outstanding shares of each class of Common Stock are required to be present in person or to be represented by proxy at the Annual Meeting in order to constitute a “quorum” to vote on the matters coming before their respective Class.

12.	How will “withhold” votes and abstentions be counted for matters to be voted on by the Class A Stockholders?

Abstentions and “withhold” votes will be counted as present in determining whether the quorum requirement is satisfied.

As our Class A Director nominees are running unopposed this year and are elected by a plurality of votes cast by the Class A Stockholders, each nominee technically only needs one vote to be elected. However, our Class A Stockholders have the option to express dissatisfaction with one or more candidates by indicating that they wish to “withhold” favorable votes with respect to certain or all Class A Director nominees. A substantial number of “withhold” votes will not prevent a nominee from getting elected, but could potentially influence decisions by the Board concerning future nominations.

Abstentions on the advisory vote of Class A Stockholders regarding the compensation of our Named Executive Officers will have the same effect as negative votes.

13.	I am a Class A Stockholder. What if I do not specify a choice for a matter when returning a proxy card?

If you are a Stockholder of Record and you sign and return the proxy card without indicating your instructions, your shares will be voted as recommended by the Board on each of the agenda items for which you are entitled to vote and have not clearly indicated your vote. For example, your shares will be voted in favor of each of the Class A Director nominees and in favor of the proposal to approve, on an advisory basis, the Company’s 2020 NEO compensation. In addition, if other matters come before the meeting, your proxy will have discretion to vote on these matters in accordance with their best judgment. If you are a Beneficial Owner and do not provide voting instructions on the form provided by your bank, broker, or other nominee holding your shares of Class A Common Stock, your shares may not be voted with respect to “non-routine” matters such as the election of directors and the proposal to approve, on an advisory basis, the Company’s 2020 NEO compensation.

14.	What does it mean if I receive more than one Notice?

If you receive multiple Notices, it means that you hold your shares in different ways (for example, some shares held by you directly, some beneficially or in a trust, in custodial accounts, or by joint tenancy) or in multiple accounts. Each Notice you receive should be voted separately by internet, telephone, or mail.

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15.	May stockholders ask questions at the Annual Meeting?

Yes. We will accept questions prior to the meeting via the email address bod@bostonbeer.com. Additionally, questions may be posted within the virtual online platform as soon as the virtual meeting open – it is not necessary to wait until the start of the question and answer period to submit your questions. Our Chairman Jim Koch and the Chairs of our Audit and Nominating/Governance Committees will be available to answer questions. While Mr. Koch will try to address all relevant questions, similar questions may be merged and addressed as one question.

16.	When will Boston Beer announce the voting results?

We will announce the preliminary voting results at the Annual Meeting. We will report the final results in a Form 8-K filed with the SEC within four business days after the meeting.

17.	I lost my Notice or Proxy Materials. How am I able to vote?

You will need the control number found on the bottom of your Notice to be able to vote your shares. If you are a Stockholder of Record and you have not received your Notice or Proxy Materials by April 30, 2021, or have lost or misplaced your Notice or Proxy Materials, please contact Computershare at 888-877-2890 or www.computershare.com to get your control number. If you are a Beneficial Owner, please contact your bank, broker, or other holder of record.

18.	Can I revoke or change my proxy?

You may revoke or change your proxy at any time before it is exercised by: (1) delivering a signed proxy card to Boston Beer with a date later than your previously delivered proxy; (2) voting in person at the Annual Meeting after revoking your proxy; (3) granting a subsequent proxy through the internet or telephone; or (4) sending a written revocation to our Corporate Secretary, Michael G. Andrews. Your most current proxy is the one that will be counted.

19.	Who incurs the expenses of the proxy solicitation?

All proxy soliciting expenses incurred in connection with the Company’s solicitation of proxies for the Annual Meeting will be borne by the Company. Our officers and employees may solicit proxies by mail, telephone, fax, or personal contact, without being additionally compensated. In addition, Boston Beer has retained Morrow Sodali, a professional proxy solicitation firm, to assist in the solicitation of proxies for a fee of $7,500, plus reimbursement of reasonable out-of-pocket expenses.

20.	How can I contact Boston Beer?

Our mailing address is: The Boston Beer Company, Attn: Investor Relations, One Design Center Place, Suite 850, Boston, Massachusetts 02210. Our main telephone number is (617) 368-5000. Our investor relations website is www.bostonbeer.com. Investor relations questions may be directed to (617) 368-5152.

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Other Information

2020 Annual Report

A copy of the 2020 Annual Report on Form 10-K as required to be filed with the SEC, excluding exhibits, is incorporated by reference, and will be mailed to stockholders without charge upon written request to: Investor Relations, The Boston Beer Company, Inc., One Design Center Place, Suite 850, Boston, Massachusetts 02210.

Stockholder Proposals for 2022 Annual Meeting

Stockholders interested in submitting a proposal intended for inclusion in the Proxy Materials for the Annual Meeting of Stockholders to be held in 2022 may do so by following the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received at the Company’s principal executive offices in Boston, Massachusetts on or before December 3, 2021.

If a stockholder wishes to present a proposal at the 2022 Annual Meeting of Stockholders but not have it included in the Company’s Proxy Materials for that meeting, the proposal must be received by the Company no later than March 4, 2022, and it must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the SEC.

By order of the Board of Directors,

Michael G. Andrews

 Associate General Counsel

& Corporate Secretary

THE BOSTON BEER COMPANY, INC.	2021 Proxy Statement	61

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SAMUEL ADAMS®

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/SAM** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SAM

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2021 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

01 - Meghan V. Joyce 02 - Michael Spillane 03 - Jean-Michel Valette

☐ Mark here to vote FOR all nominees

☐ Mark here to WITHHOLD vote from all nominees

☐ For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	For	Against	Abstain
2. Advisory vote to approve our Named Executive Officers' executive compensation.	☐	☐	☐

Such other matters may properly come before the meeting or at any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2021 Annual Meeting of Stockholders of The Boston Beer Company, Inc. will be held virtually at 4:00pm ET on Wednesday, May 19, 2021 via the internet at www.meetingcenter.io/278874453.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — SAM2021.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/SAM

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SAM

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

The Boston Beer Company, Inc.

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 19, 2021

The undersigned, a stockholder of The Boston Beer Company, Inc., hereby appoints David A. Burwick, Tara L. Heath and Michael G. Andrews, or any of them, acting singly, the undersigned's proxy, with full power of substitution, to appear and vote at the Annual Meeting of Stockholders, to be held on Wednesday, May 19, 2021, or at any adjournments thereof, upon such matters as may come before the Meeting.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C **Non-Voting Items**

Change of Address — Please print new address below.	**Comments** — Please print your comments below.